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                                                               Exhibit 4.2


                             FOREST OIL CORPORATION

                                       and

                              SUBSIDIARY BORROWERS

                                       and

                              SUBSIDIARY GUARANTORS

                          _____________________________



                                CREDIT AGREEMENT


                          Dated as of December 1, 1993


                         ______________________________



                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION),
                                    as Agent





===========================================================================

                        TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                        Page

Section 1. Definitions and Accounting Matters              2
     1.01  Certain Defined Terms                           2
     1.02  Accounting Terms and Determinations            25
     1.03  Borrowing Base                                 26
     1.04  Classes and Types of Loans                     28

Section 2. Commitments, Loans, Notes and Prepayments      29
     2.01  Loans                                          29
     2.02  Borrowings                                     30
     2.03  Letters of Credit                              30
     2.04  Changes of Commitments                         35
     2.05  Commitment Fee                                 35
     2.06  Lending Offices                                35
     2.07  Several Obligations; Remedies Independent      35
     2.08  Notes                                          36
     2.09  Optional Prepayments and Conversions or
           Continuations of Loans                         36
     2.10  Mandatory Prepayments and Reductions of
           Commitments                                    37

Section 3. Payments of Principal and Interest             39
     3.01  Repayment of Loans                             39
     3.02  Interest                                       39

Section 4. Payments; Pro Rata Treatment; Computations;etc 40
     4.01  Payments                                       40
     4.02  Pro Rata Treatment                             41
     4.03  Computations                                   42
     4.04  Minimum Amounts                                42
     4.05  Certain Notices                                42
     4.06  Non-Receipt of Funds by the Agent              43
     4.07  Sharing of Payments, Etc.                      45

Section 5. Yield Protection, Etc.                         46
     5.01  Additional Costs                               46
     5.02  Limitation on Types of Loans                   49
     5.03  Illegality                                     49
     5.04  Treatment of Affected Loans                    49
     5.05  Compensation                                   50
     5.06  Additional Costs in Respect of Letters
           of Credit                                      51

Section 6. Guarantee                                      52
     6.01  Guarantee                                      52
     6.02  Obligations Unconditional                      52
     6.03  Reinstatement                                  53
     6.04  Subrogation                                    53
     6.05  Remedies                                       54
     6.06  Continuing Guarantee                           54
     6.07  Rights of Contribution                         54
     6.08  Limitation on Guarantee Obligations            54

Section 7. Conditions Precedent                           55
     7.01  Initial Extension of Credit                    55
     7.02  Initial and Subsequent Extensions of Credit    58

Section 8. Representations and Warranties                 59
     8.01  Corporate Existence                            59
     8.02  Financial Condition                            59
     8.03  Litigation                                     60
     8.04  No Breach                                      60
     8.05  Action                                         60
     8.06  Approvals                                      61
     8.07  Use of Credit                                  61
     8.08  ERISA                                          61
     8.09  Taxes                                          61
     8.10  Investment Company Act                         62
     8.11  Public Utility Holding Company Act             62
     8.12  Material Agreements and Liens                  62
     8.13  Environmental Matters                          62
     8.14  Subsidiaries, Etc.                             65
     8.15  True and Complete Disclosure                   65

Section 9. Covenants of the Obligors                      66
     9.01  Financial Statements Etc                       66
     9.02  Litigation                                     69
     9.03  Existence, Etc.                                70
     9.04  Insurance                                      70
     9.05  Prohibition of Fundamental Changes             71
     9.06  Limitation on Liens                            72
     9.07  Indebtedness                                   75
     9.08  Investments                                    75
     9.09  Dividend Payments                              77
     9.10  Debt Coverage Ratio; Interest Coverage Ratio   78
     9.11  Working Capital                                78
     9.12  Lines of Business                              78
     9.13  Transactions with Affiliates                   78
     9.14  Use of Proceeds                                79
     9.15  Certain Obligations Respecting Subsidiaries    79
     9.16  Additional Borrowers and Subsidiary Guarantors 80
     9.17  Modifications and Payments of Subordinated
           Indebtedness                                   80
     9.18  Property Schedule                              81
     9.19  Asset Valuation                                81

Section 10. Events of Default                             82

Section 11. The Agent                                     86
     11.01  Appointment, Powers and Immunities            86
     11.02  Reliance by Agent                             87
     11.03  Defaults                                      87
     11.04  Rights as a Bank                              87
     11.05  Indemnification                               88
     11.06  Non-Reliance on Agent and Other Banks         88
     11.07  Failure to Act                                89
     11.08  Resignation or Removal of Agent               89
     11.09  Consents under Other Basic Documents          89
     11.10  Collateral Sub-Agents                         90

Section 12. Miscellaneous                                 90
     12.01  Waiver                                        90
     12.02  Notices                                       90

     12.03  Expenses.                                     91
     12.04  Amendments, Etc.                              91
     12.05  Successors and Assigns                        92
     12.06  Assignments and Participations                92
     12.07  Indemnification.                              95
     12.08  Survival                                      96
     12.08  Captions                                      96
     12.09  Counterparts                                  96
     12.10  Governing Law; Submission to Jurisdiction     96
     12.11  Waiver of Jury Trial                          96
     12.12  Treatment of Certain Information              97




SCHEDULE I   - Material Agreements and Liens
SCHEDULE II  - Hazardous Materials
SCHEDULE III - Subsidiaries and Investments
SCHEDULE IV  - Indebtedness to be Repaid
SCHEDULE V   - Unrestricted Properties

EXHIBIT A-1  - Form of A Note
EXHIBIT A-2  - Form of B Note
EXHIBIT B    - Form of Security Agreement
EXHIBIT C    - Form of Opinion of Counsel to the Obligors
EXHIBIT D    - Form of Opinion of Special Counsel to Chase
EXHIBIT E    - Form of Mortgage
EXHIBIT F    - Form of Pledge Agreement
EXHIBIT G    - Form of Confidentiality Agreement

   CREDIT AGREEMENT dated as of December 1, 1993, between: FOREST OIL CORPORATION, a corporation duly organized and validly existing under the laws of the State of New York (the "Company"); each of the Subsidiaries of the Company that becomes a borrower pursuant to Section 9.16 hereof (individually, a "Subsidiary Borrower" and, collectively with the Company, the "Borrowers"); each of the Subsidiaries of the Company that becomes a guarantor pursuant to Section
9.16 hereof (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Borrowers, the "Obligors"); each of the lenders that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto or which, pursuant to Section 12.06(b) hereof, shall become a "Bank" hereunder (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

   The Obligors are engaged as an integrated group in the business of the acquisition and exploitation of, exploration for and development and production of oil and gas and other hydrocarbon reserves, and in related businesses, and in furnishing the required supplies, services, equipment, credit and other facilities for such integrated operation. The integrated operation requires financing on such a basis that credit supplied to the Borrowers be made available from time to time to the Subsidiary Guarantors, as required for the continued successful operation of each of the Obligors, separately, and the integrated operation as a whole. In that connection, the Obligors have requested the Banks to extend credit to the Borrowers (to be made available by the Borrowers in part to the Subsidiary Guarantors) in an aggregate principal amount not exceeding $50,000,000 to finance the operations of the Borrowers and the Subsidiary Guarantors and to enable certain acquisitions and capital expenditures by the Borrowers and the Subsidiary Guarantors, and for other purposes.

   To induce the Banks to extend such credit, the Obligors, the Banks and the Agent are entering into this Agreement pursuant to which the Banks will make loans to and issue letters of credit for the account of the Borrowers, and each Subsidiary Guarantor will guarantee the credit so extended to the Borrowers and certain Obligors will agree to execute and deliver mortgages, pledges and/or security agreements providing for security interests and liens to be granted by the Obligors on certain of their respective Properties as collateral security for the obligations of the Obligors to the Banks and the Agent hereunder. Each of the Obligors expects to derive benefit, directly or indirectly, from the credit so extended to the Borrowers, both in its separate capacity and as a member of the integrated group, since the successful operation of each of the Obligors is dependent on the continued successful performance of the functions of the integrated group as a whole.

   Accordingly, the parties hereto agree as follows:

          Section 1.  Definitions and Accounting Matters.

   1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

   "A Banks" shall mean (a) on the date hereof, the Banks having A Commitments as indicated on the signature pages hereof and (b) thereafter, the Banks from time to time holding A Loans and (if the same have not expired or been terminated) A Commitments after giving effect to any assignments thereof permitted by Section 12.06 hereof.

   "A Commitment" shall mean, for each A Bank, the obligation of such Bank to make A Loans in an aggregate principal amount up to but not exceeding (a) in the case of a Bank that is a party to this Agreement as of the date hereof, the amount set opposite the name of such Bank on the signature pages hereof under the caption "A Commitment" or (b) in the case of any other A Bank, the aggregate amount of the A Commitments of other A Banks acquired by it pursuant to Section 12.06(b) hereof (in each case, as the same may be reduced from time to time pursuant to Section 2.04 hereof or increased or reduced from time to time pursuant to said Section 12.06(b)).

   "A Loans" shall mean the loans provided for by Section 2.01(a) hereof.

   "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and (b) none of the Restricted Subsidiaries of the Company shall be, for purposes of this definition, Affiliates of the Company.

   "Applicable Lending Office" shall mean, for each Bank and for each Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

   "Applicable Margin" shall mean: (a) with respect to Base Rate Loans, 3/8 of 1% per annum; and (b) with respect to Eurodollar Loans, 1-5/8% per annum.

   "B Banks" shall mean (a) on the date hereof, the Banks having B Commitments as indicated on the signature pages hereof and (b) thereafter, the Banks from time to time holding B Loans and (if the same have not expired or been terminated) B Commitments after giving effect to any assignments thereof permitted by Section 12.06 hereof.

   "B Commitment" shall mean, for each B Bank, the obligation of such Bank to make B Loans in an aggregate principal amount up to but not exceeding (a) in the case of a Bank that is a party to this Agreement as of the date hereof, the amount set opposite the name of such Bank on the signature pages hereof under the caption "B Commitment" or (b) in the case of any other B Bank, the aggregate amount of the B Commitments of other B Banks acquired by it pursuant to Section 12.06(b) hereof (in each case, as the same may be reduced from time to time pursuant to Section 2.04 hereof or increased or reduced from time to time pursuant to said Section 12.06(b)).

   "B Loans" shall mean the loans provided for by Section 2.01(b) hereof.

   "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

   "Base Rate" shall mean, for any day, a rate per annum equal to the higher of
(a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

   "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

   "Basic Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Documents and the Security Documents.

    "Borrowing Base" has the meaning given to such term in Section 1.03 hereof.

    "Borrowing Base Deficiency" has the meaning given to such term in Section 2.10(a) hereof.

   "Business Day" shall mean (a) any day on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by any of the Borrowers with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

   "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries in connection with the acquisition and exploitation of, or the exploration for or development or production of, hydrocarbon reserves or to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

   "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

   "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

   "Cash Flow" shall mean, for any period, for the Company and the Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), the sum of the following: the total sales revenue from natural gas, oil and other hydrocarbon products for such period plus cash dividend payments, if any, by an Unrestricted Subsidiary to the Company or a Restricted Subsidiary in an aggregate amount in excess of the aggregate amount of the Investments in such Unrestricted Subsidiary by the Company and the Restricted Subsidiaries during such period plus the total Net Cash Payments (excluding the fair market value of non-cash consideration) received by the Company and its Restricted Subsidiaries during such period minus (a) the revenue attributable to Volumetric Production Payments for such period, (b) the interest and principal paid in satisfaction of obligations under Non-Recourse Debt financings for such period (other than Volumetric Production Payments), (c) oil and gas production expenses for such period and (d) total overhead costs paid or required to be paid in cash during such period (whether or not capitalized, but net of credits related to such expenses).

   "Casualty Event" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

   "Change of Control" shall mean any event or series of events by which: (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of 40% or more of the total voting power of the Voting Stock of the Company; (ii) the Company consolidates with or merges or amalgamates with or into another Person or conveys, transfers, or leases all or substantially all of its assets to any other Person, or any Person consolidates with, or merges or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving corporation which is not Disqualified Stock and (b) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction; (iii) the shareholders of the Company approve any plan of liquidation or dissolution of the Company; or (iv) during any period of 12 consecutive months, individuals who at the beginning of such period constituted the board of directors of the Company (or whose nomination for election by the shareholders of the Company was approved by a vote of not less than a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office.

   "Chase"  shall  mean  The Chase Manhattan Bank (National Association).

   "Class" shall have the meaning assigned to such term in Section 1.04 hereof.

   "Closing Date" shall mean the date upon which the initial extension of credit hereunder is made.

   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

   "Collateral Account" shall have the meaning assigned to such term in Section
4.01 of the Security Agreement.

   "Commitments" shall mean A Commitments and B

Commitments.

   "Commitment Percentage" shall mean, with respect to any Bank of either Class, the ratio of the amount of the Commitment of such Bank of such Class to the aggregate amount of the Commitments of all of the Banks of such Class.

   "Commitment Termination Date" shall mean December 31, 1996.

   "Commodity Hedging Agreement" shall mean, for any Person, an agreement or arrangement between such Person and one or more financial institutions or other entities providing for the transfer or mitigation of risks of fluctuations in prices of hydrocarbons, either generally or under specific circumstances.

   "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

   "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.09 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

   "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.09 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

   "Debt Coverage Ratio" shall mean, for any period, the ratio of (a) Cash Flow for such period to (b) Debt Service for such period.

   "Debt Service" shall mean, for any period, the sum, for the Company and the Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all payments of principal of Indebtedness (other than Non-Recourse Debt) scheduled to be made during such period plus (b) all Interest Expense for such period.

   "Deficiency Notice" shall have the meaning assigned to such term in Section
2.10 hereof.

   "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

   "Determination Date" shall mean (a) initially, September 30, 1994, and thereafter each April 15 and September 30 of each year prior to the Commitment Termination Date and (b) 30 days after each other date, if any, on which a Reserve Evaluation Report is delivered to the Agent as contemplated hereby.

   "Determination Period" shall mean, initially, the period beginning April 16, 1994 to and including September 30, 1994 and, thereafter, each period commencing on a Determination Date and ending on the day next preceding the next succeeding Determination Date.

   "Disposition" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Restricted Subsidiaries to any Person (other than by any such Restricted Subsidiary to the Company or any other Restricted Subsidiary, or by the Company to a Restricted Subsidiary), excluding any sale, assignment, transfer or other disposition of (i) any Property sold or disposed of in the ordinary course of business and on ordinary business terms and (ii) any Unrestricted Properties.

   "Disqualified Stock" means any Capital Stock of the Company or any Material Subsidiary of the Company which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Commitment Termination Date or which is exchangeable or convertible into debt securities of the Company or any Material Subsidiary of the Company, except to the extent that such exchange or conversion rights cannot be exercised prior to the Commitment Termination Date.

   "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or any of its Subsidiaries or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company.

   "Dollar-Denominated Production Payments" shall mean production payment obligations of the Company or any of its Subsidiaries which are payable from a specified share of proceeds received from production from specific Properties, together with all undertakings and obligations in connection therewith.

   "Dollars" and "$" shall mean lawful money of the United States of America.

   "Environmental Claim" shall mean, with respect to any Person, (a) any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

   "Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

   "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of Capital Stock of any class, or partnership or other ownership interests of any type in, such Person.

   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

   "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which the Company is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

   "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the respective rates per annum quoted by the respective Reference Banks at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Banks to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in amounts comparable to the principal amount of the Eurodollar Loan to be made by the respective Reference Banks for such Interest Period. If any Reference Bank is not participating in any Eurodollar Loan during any Interest Period therefor, the Eurodollar Base Rate for such Loan for such Interest Period shall be determined by reference to the amount of the Loan that such Reference Bank would have made or had outstanding had it been participating in such Loan during such Interest Period.

   "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

   "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement for such Loan for such Interest Period.

   "Event of Default" shall have the meaning assigned to such term in Section 10 hereof.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

   "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Agent.

   "Fee Letter" shall mean the letter agreement of even date herewith between the Agent and the Company.

   "Future Net Revenues" shall mean, for any period, the future gross revenues attributable to all or a part (as specified herein) of Proved Reserves constituting part of the Mortgaged Properties for such period less the sum for such period of all projected Operating Expenses with respect thereto, as set forth in the related Reserve Evaluation Report, and less (without duplication) all amounts projected to be applied to the discharge of any Production Payment and to the unearned balance of any advance payment received under any contract to be performed relating to such Proved Reserves.

   "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those which, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

   "Government Authority" shall mean any federal, state, municipal, local, territorial, or other governmental subdivision, department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign.

   "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person or any production or revenues generated by (or any capital or other expenditures incurred in connection with the acquisition and exploitation of, exploration for, development of or production from) any hydrocarbon reserves, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank, surety company or other financial institution or similar entity to issue a letter of credit, surety bond or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

   "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's), (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

   "Hydrocarbon Properties" shall mean interests which one or more of the Obligors have from time to time in hydrocarbon reserves.

   "Inactive Subsidiary" shall mean, as at any date, any Subsidiary of the Company that, as at the end of and for the quarterly accounting period ending on or most recently ended prior to such date, had $1,000 or less in assets and $1,000 or less in gross revenues.

   "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to purchase or repurchase the same or similar Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) obligations of others secured by a Lien on the Property of such Person, whether or not the respective obligations so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit, surety bonds or similar instruments issued or accepted by banks, surety companies and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person in respect of obligations of the types specified in other clauses of this definition as a general partner or joint venturer of any partnership or joint venture (other than in respect of obligations incurred in the ordinary course of business); (g) upon the failure of such Person to perform or fulfill any warranties or guaranties of, or similar obligations relating to, production or payment contained in any Non-Recourse Debt, the maximum amount of the obligation of such Person in respect of such warranties, guaranties or similar obligations; (h) the unearned balance of any advance payment received by such Person under any contract to be performed in excess of $250,000 in the aggregate (other than as provided in clause (i) below); (i) the unearned balance of any advance payment received by such Person under any contract to be performed in excess of $2,000,000 in the aggregate resulting from transactions in the ordinary course of such Person's business; and (j) Indebtedness of others Guaranteed by such Person.

   "Independent Petroleum Engineer" shall mean (a) Ryder Scott Company or (b) such other firm of independent petroleum engineers expert in the matters required to be performed in connection with the preparation and delivery of a Reserve Evaluation Report and satisfactory to the Majority Banks.

   "Interest Coverage Ratio" shall mean, for any period, the ratio of (a) Cash Flow for such period to (b) Interest Expense for such period.

   "Interest Expense" shall mean, for any period, interest expense for the Company and the Restricted Subsidiaries for such period (determined on a consolidated basis without duplication in accordance with GAAP) including, without limitation, the following: all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) (other than interest paid in common stock of the Company) and the net amounts payable (or minus the net amounts receivable) under Interest Rate Protection Agreements accrued during such period (whether or not actually paid or received during such period), but excluding the non-cash amortization of deferred debt issuance costs and original issue discount for such period and the interest expense attributable to Non-Recourse Debt for such period.

   "Interest Period" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the applicable Borrower may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available as a Eurodollar Loan hereunder for such period.

   "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions or other entities providing for the transfer or mitigation of interest risks, either generally or under specific contingencies.

   "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement or Commodity Hedging Agreement.

   "Issuing Bank" shall mean Chase, as the issuer of Letters of Credit under
Section 2.03 hereof, together with its successors and assigns in such capacity.

   "Letter of Credit" shall have the meaning assigned to such term in Section
2.03 hereof.

   "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

   "Letter of Credit Interest" shall mean, for each Bank, such Bank's participation interest (or, in the case of the Issuing Bank, the Issuing Bank's retained interest) in the Issuing Bank's liability under Letters of Credit and such Bank's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

   "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Bank (other than the Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.03 hereof, and the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Banks other than the Issuing Bank of their participation interests under said Section 2.03.

   "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property (including any Production Payments, advance payment or similar arrangements with respect to minerals in place). For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

   "Loans" shall mean A Loans and B Loans.

   "Majority Banks" shall mean Majority A Banks and the Majority B Banks.

   "Majority A Banks" shall mean A Banks having at least 66-2/3% of the aggregate amount of the A Commitments, or if the A Commitments shall have been terminated, A Banks holding at least 66-2/3% of the sum of the aggregate unpaid principal amount of the A Loans and the Letter of Credit Liabilities.

   "Majority B Banks" shall mean B Banks having at least 66-2/3% of the aggregate amount of the B Commitments or, if the B Commitments shall have terminated, B Banks holding at least 66-2/3% of the aggregate unpaid principal amount of the B Loans.

   "Margin Stock" shall mean "margin stock" within the meaning of Regulations U and X.

   "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Banks and the Agent under any of the Basic Documents or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

   "Material Subsidiary" shall mean, at any time, a Subsidiary of the Company whose assets at such time exceed 5% of the Tangible Net Worth of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, provided that, notwithstanding the foregoing, each Subsidiary Guarantor and each Restricted Subsidiary shall be deemed to be a "Material Subsidiary".

   "Mortgage(s)" shall mean, collectively, one or more Mortgages, Deeds of Trust, Assignments of Rents, Security Agreements and Fixture Filings or similar documents executed by the Company in favor of the Agent and Bettylou

J. Robert, as Trustee, for the benefit of the Agent and the Banks, in each case substantially in the form of Exhibit E hereto and covering the respective Mortgaged Properties and leasehold interest identified in Schedules I and II thereto, as the same shall be modified and supplemented and in effect from time to time.

   "Mortgaged Properties" shall mean Hydrocarbon Properties which are subject to the Liens created hereunder and under the Security Documents.

   "Multiemployer Plan" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

   "Net Available Proceeds" shall mean:

     (a) in the case of any Disposition by the Company   or a Restricted
     Subsidiary, the amount of Net Cash   Payments received in connection with
     such Disposition;   provided that if 20% or less of the total value of such
      Net Cash Payments consists of non-cash consideration,   and if such
     non-cash consideration is subjected to the   Lien of the Security Documents
     within 90 days after its   receipt by the Company or a Restricted
     Subsidiary, the   amount of such Net Cash Payments received shall be
     deemed to equal the amount of all cash payments   received in connection
     with such Disposition;

     (b) in the case of any Casualty Event, the   aggregate amount of proceeds
     of insurance, condemnation   awards and other compensation received by the
     Company   and its Restricted Subsidiaries in respect of such   Casualty
     Event net of (i) reasonable expenses incurred   by the Company and its
     Restricted Subsidiaries in   connection therewith and (ii) contractually
     required   repayments of Indebtedness to the extent secured by a   Lien on
     such Property and any income and transfer taxes   payable by the Company or
     any of its Restricted   Subsidiaries in respect of such Casualty Event; and

     (c) in the case of any Equity Issuance, the aggre   gate amount of all cash
     received by the Company and its   Restricted Subsidiaries in respect of
     such Equity   Issuance net of commissions, discounts and other
     transaction costs incurred by the Company and its   Restricted Subsidiaries
     in connection therewith.

   "Net Cash Payments" shall mean, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Subsidiaries as a result of such Disposition (but only to the extent that (x) such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within three months of date of such Disposition or placed in escrow for the payment of such taxes or (y) the amount of such estimated taxes is less than $2,000,000 and the payment of such taxes is being contested in good faith and by appropriate proceedings), (b) Net Cash Payments shall not include any cash payment (or portion thereof) received in any fiscal year of the Company in respect of such Disposition to the extent that such cash payment (or portion thereof), together with all cash payments with respect to other Dispositions theretofore received in such fiscal year, does not exceed $1,000,000 and (c) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness or Non-Recourse Debt to the extent that (i) such Indebtedness or Non-Recourse Debt, as the case may be, is secured by a Lien on the Property that is the subject of such Disposition and (ii) such Indebtedness or Non Recourse Debt, as the case may be, is to be repaid as a condition to the Disposition of such Property.

   "New Wholly-Owned Subsidiary" shall have the meaning assigned to such term in
Section 9.08 hereof.

   "Non-Recourse Debt" shall mean any Indebtedness of the Company or a Subsidiary of the Company in respect of which the sole recourse of the holder or holders thereof (except to the extent approved by the Majority Banks) is to specified Properties of the Company or one of its Subsidiaries and the revenues generated thereby or to a Subsidiary of the Company whose only assets (except to the extent approved by the Majority Banks) consist of such specified Properties and the revenues generated thereby and the terms and conditions of which (including, without limitation, the amortization and other payment provisions of which and the interest and other compensation payable in respect of which, the non-recourse provisions of which and the other terms of which including, without limitation, covenants and events of default), and the documentation for which, are acceptable to the Majority Banks or which have been disclosed in writing to the Banks on or prior to the date hereof; provided that the existence in any document executed by the Company or such Subsidiary in connection with such Non-Recourse Debt (the "Subject Debt") of a provision which provides for recourse to the Properties or assets of the Company or such Subsidiary generally by reason of the gross negligence or willful misconduct of the Company or such Subsidiary, will not cause the Subject Debt to be excluded from the definition of "Non-Recourse Debt" prior to the time that a claim is made against the Company or such Subsidiary, as the case may be, alleging the gross negligence or willful misconduct of the Company or such Subsidiary, as the case may be (it being understood that immediately upon any such claim being made against the Company or such Subsidiary the amount of such claim shall cease to be Non-Recourse Debt); provided, further, upon the failure of the Company or any such Subsidiary to perform or fulfill any warranties or guaranties of, or similar obligations relating to, production or payment relating to any such Non-Recourse Debt, the maximum amount of the obligations of the Company or such Subsidiary, as the case may be, in respect of such warranties, guaranties or similar obligations shall cease to be Non-Recourse Debt. Notwithstanding any provision of this Agreement to the contrary, Production Payments shall be considered "Non-Recourse Debt"; provided that upon the failure of the Company or any Subsidiary of the Company to perform or fulfill any warranties or guaranties of, or similar obligations relating to, production or payment relating to any such Production Payments, the maximum amount of the obligations of the Company or such Subsidiary, as the case may be, in respect of such warranties or guaranties or similar obligations shall cease to be Non-Recourse Debt.

   "Notes" shall mean the promissory notes provided for by Section 2.08 hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

   "Operating Expenses" shall mean, for any period, the sum of the following for the Company and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) to the extent accrued or paid during such period (without duplication): (i) lease operating expenses; (ii) Taxes; (iii) general and administrative and other overhead expenditures; (iv) Capital Expenditures; and (v) all other expenses paid or accrued.

   "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

   "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Rating Group or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; and (d) commercial paper rated A-2 or better (but less than A-1) or P-2 or better (but less than P-1) by Standard and Poor's Rating Group or Moody's Investors Services, Inc. respectively, maturing not more than 30 days from the date of acquisition thereof.

   "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

   "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

   "Pledge Agreement" shall mean a Pledge Agreement substantially in the form of Exhibit F hereto between any Obligor required to execute a Pledge Agreement at any time after the date hereof and the Agent, as the same shall be modified and supplemented and in effect from time to time.

   "Post-Default Rate" shall mean, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount under this Agreement, any Note or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans (provided that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of the Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition).

   "Present Value of Reserves" shall mean, on any date, estimated net cash flow expressed in Dollars (after development expenses and production taxes) in respect of Proved Reserves attributable to Hydrocarbon Properties calculated in accordance with the Agent's risk factors and product pricing models in effect from time to time and discounted to present value at a discount rate acceptable to the Majority Banks from time to time for Proved Reserves.

   "Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

   "Principal Office" shall mean the principal office of Chase, located on the date hereof at 1 Chase Manhattan Plaza, New York, New York 10081.

   "Production Payments" shall mean, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

   "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

   "Proved Reserves" shall mean reserves (to the extent of the net interest of the Company and its Subsidiaries therein) comprised of quantities of hydrocarbons that geologic and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under existing conditions, provided that such reserves are recoverable from (a) existing wells, whether from completion intervals currently open and producing to market, or completion intervals currently open but not currently producing or zones behind casing of existing wells, or (b) new wells on undrilled acreage. Proved Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain to be productive when drilled. Other undrilled units may also be credited with Proved Reserves where continuity of production from existing productive formations can be demonstrated with reasonable certainty.

   "Quarterly Dates" shall mean the last day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement; provided that if any such day is not a Business Day, then such Quarterly Date shall be the next succeeding Business Day (unless such Business Day falls in a subsequent calendar month, in which event such Quarterly Date shall be the next preceding Business Day).

   "Reference Banks" shall mean Chase and such other Banks as are agreed to from time to time by the Agent (with the consent of the Majority Banks) and the Company (or their respective Applicable Lending Offices, as the case may be).

   "Regulation A", "Regulation D", "Regulation U" and Regulation X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

   "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

   "Reimbursement Obligations" shall mean, at any time, the obligations of the Borrowers then outstanding, or which may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Bank in respect of any drawings under a Letter of Credit.

   "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

   "Report Delivery Date" shall mean, with respect to any Reserve Evaluation Report, 30 days prior to the applicable Determination Date.

   "Reserve Evaluation Report" shall mean an unsuperceded report that (a) is (i) prepared, in the case of the report required to be delivered by the Company pursuant to Section 9.01(f) hereof in connection with the Determination Date occurring on April 15 of each year, by the Independent Petroleum Engineer on the basis of assumptions and projections which the Company believes in good faith to be reasonable or, in the case of the report required to be delivered by the Company pursuant to Section 9.01(f) hereof in connection with each other Determination Date, by the Company, and (ii) satisfactory in form and substance to the Majority Banks (including as to assumptions) and (b)(x) is prepared on the basis of findings and material data as of a date not more than 60 days prior to the effective date of such report, in the case of a report prepared by the Company and (y) not more than 90 days prior to the effective date of such report, in the case of a report prepared by the Independent Petroleum Engineer,
(i) identifies the Hydrocarbon Properties covered thereby, (ii) identifies (in the case of any report prepared by the Company) the Mortgaged Properties, (iii) as to each of the Hydrocarbon Properties, sets forth (A) the Proved Reserves attributable to such Hydrocarbon Property, (B) the total amount of such Proved Reserves attributable to such Hydrocarbon Property that, in the opinion of the preparer of such report, the Company and its Subsidiaries have the right to produce for their own account in the current and each succeeding calendar year,
(C) a projection of the rate of production and the Future Net Revenues of the Company and its Subsidiaries (including as additional information the data and assumptions used to determine such Future Net Revenues) from such Proved Reserves for the current and each succeeding calendar year, (D) the quantity and type of hydrocarbons recoverable from such Proved Reserves in the current and each succeeding calendar year, (E) an estimate of the projected revenues and expenses attributable to such Proved Reserves in the current and each succeeding calendar year, and (F) any reports or evaluations prepared by the Company regarding the expediency of any change in methods of treatment or operation of all or any wells drilled to produce any of such Proved Reserves that are producing or capable of producing hydrocarbons, any new drilling or development, any method of secondary recovery by repressuring or otherwise, or any other action with respect to such Proved Reserves, the decision as to which may increase or reduce the quantity of hydrocarbons ultimately recoverable, or the rate of production thereof and (c) reconciles (i) the total amount of Proved Reserves attributable to each Hydrocarbon Property and (ii) any material changes in Operating Expenses or Capital Expenditures contained in such Reserve Evaluation Report with the information contained in the immediately preceding Reserve Evaluation Report, if any.

   "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or
(ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

   "Restricted Subsidiary" shall mean any Subsidiary of the Company other than an Unrestricted Subsidiary.

   "Security Agreement" shall mean a Security Agreement substantially in the form of Exhibit B hereto between the Borrowers and the Agent, as the same shall be modified and supplemented and in effect from time to time.

   "Security Documents" shall mean, collectively, the Security Agreement, the Pledge Agreement, the Mortgages and all Uniform Commercial Code financing statements required by this Agreement, the Security Agreement, the Pledge Agreement or the Mortgages to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement, the Pledge Agreement or the Mortgages.

   "Senior Subordinated Debt" shall mean the Indebtedness of the Company in respect of the 11 1/4% Senior Subordinated Notes of the Company due September 1, 2003 issued pursuant to the Senior Subordinated Debt Documents.

   "Senior Subordinated Debt Documents" shall mean all documents and agreements executed and delivered in connection with the original issuance of the Senior Subordinated Debt, including the Indenture dated as of September 8, 1993 between the Company and Shawmut Bank Connecticut, National Association, as trustee, as the same shall, subject to Section 9.17 hereof, be modified and supplemented and in effect from time to time.

   "Subordinated Indebtedness" shall mean, collectively, (a) the Senior Subordinated Debt, and (b) any other Indebtedness of any of the Obligors outstanding on the date hereof (i) for which any Obligor is directly and primarily liable, (ii) in respect of which none of the Company's other Subsidiaries is contingently or otherwise obligated and (iii) which is subordinated to the obligations of the respective Obligors to pay principal of and interest on the Loans, Reimbursement Obligations and Notes hereunder, and any extensions on renewals thereof, but excluding any increases in the outstanding amount thereof, on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), in form and substance satisfactory to the Majority Banks.

   "Subsidiary" shall mean, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly Owned Subsidiary" shall mean any such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

   "Tangible Net Worth" shall mean, as at any date for any Person, the sum for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

     (a) the amount of capital stock, plus

     (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit), minus

     (c) the sum of the following: cost of treasury shares and the book value of all assets which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all accounting reserves.

   "Taxes" shall mean all taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings, royalties, charges, compulsory loans or restrictions or conditions resulting in a charge which are imposed, levied, collected, withheld or assessed by any political subdivision or taxing authority as of the date of this Agreement or at any time in the future together with interest thereon and penalties with respect thereto, if any, and any payments of principal, interest, charges, fees or other amounts made on or in respect thereof, including without limitation production and severance taxes and windfall profit taxes, and "Tax" and "Taxation" shall be construed accordingly.

   "Type" shall have the meaning assigned to such term in Section 1.04 hereof.

   "Unrestricted Properties" shall mean the

Hydrocarbon Properties of the Company and its Restricted Subsidiaries listed on
Schedule V hereto.

   "Unrestricted Subsidiary" shall mean such Subsidiaries of the Company (other than Subsidiary Borrowers) as may be designated by the Company as "Unrestricted Subsidiaries" as provided in Section 1.05 hereof.

   "Usage Report" shall have the meaning assigned to such term in Section 9.19 hereof.

   "Volumetric Production Payments" shall mean production payment obligations of the Company or any of its Subsidiaries which are payable from a specified share of production from specific Properties, together with all undertakings and obligations in connection therewith.

   "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

   1.02 Accounting Terms and Determinations.

   (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Banks hereunder (which, prior to the delivery of the first financial statements under Section
9.01 hereof, shall mean the audited financial statements as at December 31, 1992 referred to in Section 8.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Banks pursuant to Section 9.01 hereof (or, prior to the delivery of the first financial statements under Section 9.01 hereof, used in the preparation of the audited financial statements as at December 31, 1992 referred to in Section 8.02 hereof) unless (i) the Company objects to the Banks in writing to determining such compliance on such basis at the time of delivery of such financial statements to the Banks or (ii) the Majority Banks shall object to the Company (through the Agent) in writing to so determining such compliance within 30 days after such delivery of such financial state ments, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01 hereof, shall mean the financial statements referred to in Section 8.02 hereof).

   (b) At the reasonable request of the Majority Banks the Borrowers shall deliver to the Banks (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

   (c) None of the Company and its Subsidiaries will change the last day of their respective fiscal years from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

   1.03 Borrowing Base.

   (a) Reserve Evaluation Reports. The Company has furnished to the Agent and the Banks on the date hereof a reserve report, which report shall be deemed to be the initial Reserve Evaluation Report. On or before each Report Delivery Date, the Company shall furnish to the Agent and the Banks an updated Reserve Evaluation Report.

   (b) Borrowing Base. During the period commencing on the date hereof and ending on such date the first redetermination of the Borrowing Base becomes effective as provided below in this Section 1.03(b), the Borrowing Base shall be $25,000,000 (subject to any adjustments and redeterminations provided for by Sections 1.03(c), 1.03(d) and 1.03(e) hereof) which amount has been determined on the basis of the initial Reserve Evaluation Report referred to in the first sentence of Section 1.03(a) hereof (with such adjustments to the rates, factors, values, estimates, assump tions and computations set forth in such Reserve Evaluation Report as are acceptable to the Majority Banks). As promptly as reasonably practicable after its receipt of each Reserve Evaluation Report furnished to it pursuant to the second sentence of Section 1.03(a) hereof, the Agent (in consultation with the Majority Banks) shall endeavor to redetermine the Borrowing Base on the basis of such Reserve Evaluation Report in the manner provided in this clause (b), notify the Banks of such redetermination and, if such redetermination is approved by each of the Banks (in the case of an increase in the Borrowing Base) or by the Majority Banks (in the case of a decrease in the Borrowing Base), as applicable, notify the Company of the Borrowing Base as so redetermined and such redetermined Borrowing Base shall become effective on the Determination Date next following each Report Delivery Date (or, if later, on the date notified by the Agent to the Company) and shall remain effective until again redetermined as provided in this

Section 1.03(b) (subject to any adjustments and redeterminations provided for by Sections 1.03(c), 1.03(d) and 1.03(e) hereof). The determination by the Agent and each of the Banks or the Majority Banks, as the case may be, of the Borrowing Base for any Determination Period shall be made on the basis of parameters which may include the Present Value of Reserves attributable to Hydrocarbon Properties included in the Mortgaged Properties as set forth in the Reserve Evaluation Report for such Determination Period, subject, however, to such adjustments as the Agent, with the concurrence of each of the Banks or the Majority Banks, as the case may be, may make in its and their sole discretion to the rates, factors, values, estimates, assumptions and computations set forth in such Reserve Evaluation Report and any other relevant information or factors, including without limitation, any additional Indebtedness or other obligations that may be incurred by the Company and its Subsidiaries that the Majority Banks may deem appropriate.

   (c) Material Change. The Company agrees to notify the Agent promptly of any material change of which the Company or any of its Subsidiaries is aware which reduces or may result in a reduction of the Borrowing Base by more than 10%. Promptly upon receipt of such notice, the Agent (in consultation with the Banks) shall endeavor to adjust the Borrowing Base pursuant to the procedures set forth in Section 1.03(b) hereof.

   (d) Redetermination. If so requested by the Majority Banks or the Company at any time, the Agent shall, as promptly as reasonably practicable after the receipt of such request, endeavor to redetermine (in consultation with the Company and the Banks) the Borrowing Base as then in effect on the basis of the then most recent Reserve Evaluation Report (subject, however, to such additional adjustments to the rates, factors, values, estimates, assumptions and computations as set forth therein as the Agent, with the concurrence of the Majority Banks, may determine to be appropriate) and any other relevant information and factors, including, without limitation, any additional Indebtedness or other obligations that have been or are reasonably anticipated to be incurred by the Company and its Subsidiaries and any Hydrocarbon Properties acquired by the Company and its Subsidiaries which are not subject to any Lien other than Liens created hereunder or under the Security Documents, Liens permitted by Section 9.06 hereof, that the Majority Banks may deem appropriate and otherwise as provided in Section 1.03(b) hereof, provided that no Hydrocarbon Properties acquired by any Subsidiary of the Company (other than Forest I Development Company) after the date hereof shall be included in the calculation of the Borrowing Base unless such Subsidiary is a Borrower under this Agreement.

   (e) Determinations, Etc. All determinations and redeterminations and adjustments by the Agent provided for above in this Section 1.03 or in the definition of "Present Value of Reserves" in Section 1.01 (and any determinations and decisions by the Majority Banks in connection therewith, including any thereof approving or disapproving a proposed redetermination or redetermination by the Agent or effecting any adjustment to any element included in a Reserve Evaluation Report or the determination or redetermination of the Borrowing Base) shall be made on a reasonable basis, in good faith and in a manner reasonably consistent with the basis on which the initial Borrowing Base was determined to be acceptable to the Banks (but after giving effect to changes in facts and circumstance occurring after the date of such initial determination including, but not limited to, reserves and production, operating expenses and economic assumptions with respect to price of hydrocarbons and inflation), and any such determination, redetermination or adjustment shall consider any other relevant information or factors, including without limitation, any additional Indebtedness or other obligations that may be incurred by the Company and its Subsidiaries that the Majority Banks may deem appropriate, provided that no Hydrocarbon Properties acquired by any Subsidiary of the Company (other than Forest I Development Company) after the date hereof shall be included in the calculation of the Borrowing Base unless such Subsidiary is a Borrower under this Agreement.

   1.04 Classes and Types of Loans. Loans, Commitments and Banks hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan, a Commitment to make a Loan or a Bank refers to whether such Loan is an A Loan or a B Loan, an A Commitment or a B Commitment or an A Bank or a B Bank. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

   1.05 Designation of Subsidiaries as Restricted or Unrestricted Subsidiaries. The Company may, but only with the approval of the Majority Banks, designate (by notice to the Agent which shall promptly notify the Banks) a Restricted Subsidiary (other than a Subsidiary Borrower) to be an Unrestricted Subsidiary or an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the Company may, without such approval, designate (by notice to the Agent which shall promptly notify the Banks) a corporation or other entity that is formed or acquired as a direct or indirect Subsidiary of the Company after the date hereof (no part of the business or assets of which was owned by the Company or a Restricted Subsidiary prior to the date of such formation or acquisition) to be an Unrestricted Subsidiary on or prior to the date of such formation or acquisition if, after giving effect thereto, the Company would be in compliance with its obligations with respect to such Subsidiary as an Unrestricted Subsidiary under Section 9.22 hereof and no other Default shall have occurred and be continuing.

   1.06 References to Subsidiaries, Restricted Subsidiaries and Unrestricted Subsidiaries in Connection with Calculations of Certain Financial Ratios. References (whether in the singular or the plural) to Subsidiaries, Restricted Subsidiaries and Unrestricted Subsidiaries in the definitions of "Cash Flow", "Debt Service" and "Interest

Expense" in Section 1.01 hereof shall, for purposes of calculating Cash Flow, Debt Service or Interest Expense (as the case may be) for a period or part of a period ending prior to the date of this Agreement, be deemed to refer to corporations or other entities that would have been "Subsidiaries", "Restricted Subsidiaries" or "Unrestricted Subsidiaries" (as the case may be) had this Agreement been in effect on the first day of such period.

   Section 2. Commitments, Loans, Notes and Prepayments.

   2.01 Loans.

   (a) A Loans. Each A Bank severally agrees, in accordance with the terms and conditions of this Agreement, to make one or more loans to the Borrowers in Dollars during the period from and including the date hereof to and including the Commitment Termination Date in an aggregate amount, as to all Borrowers, up to but not exceeding the A Commitment of such Bank at any one time outstanding; provided that (i) in no event shall the aggregate principal amount of all A Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the A Commitments as in effect from time to time and (ii) the Borrowers may not borrow A Loans or obtain Letters of Credit under this Agreement at any time while a Borrowing Base Deficiency exists. The aggregate of the A Commitments of the A Banks on the date hereof is $10,000,000.

   (b) B Loans. Each B Bank severally agrees, in accordance with the terms and conditions of this Agreement, to make one or more loans to the Borrowers in Dollars (i) during the period from and including the date hereof to and including September 30, 1994, in an aggregate amount, as to all Borrowers, up to but not exceeding the B Commitment of such Bank at any one time outstanding, provided that in no event during such period shall the aggregate principal amount of the B Loans as to all B Banks exceed $25,000,000 unless the Borrowing Base has been increased with the consent of each of the Banks as provided in
Section 1.03(b) hereof, and (ii) during the period from September 30, 1994 to the Commitment Termination Date, in an aggregate principal amount, as to all Borrowers, up to but not exceeding the B Commitment of such Bank or such lesser amount as provided pursuant to the immediately preceding Reserve Evaluation Report; provided that (x) in no event shall the aggregate amount of the B Loans as to all B Banks exceed $40,000,000 at any time; and (y) the Borrowers may not borrow B Loans under this Agreement at any time while a Borrowing Base Deficiency exists.

   (c) Subject to the terms and conditions of this Agreement, during the period from and including the date hereof to but not including the Commitment Termination Date, the Borrowers may borrow, repay and reborrow the Loans under each Class of Commitments by means of Base Rate Loans and Eurodollar Loans, and may Convert Loans of one type and Class into Loans of another Type of the same Class (as provided in Section 2.08 hereof) or Continue Loans of one Type and Class as Loans of the same Type and Class (as provided in Section 2.08 hereof); provided that no more than three separate Interest Periods in respect of Eurodollar Loans may be outstanding at any one time.

   2.02 Borrowings. The Company shall give the Agent (which shall promptly notify the Banks of the relevant Class) notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Bank shall make available the amount of the Loan or Loans to be made by it on such date to the Agent, at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, in immediately available funds, for account of the Borrowers. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrowers by depositing the same, in immediately available funds, in an account of the Borrowers maintained with Chase at the Principal Office designated by the Company.

   2.03 Letters of Credit. Subject to the terms and conditions of this Agreement, the A Commitments may be utilized, upon the request of the Company, in addition to the Loans provided for by Section 2.01(a) hereof, for the issuance by the Issuing Bank of letters of credit (collectively, "Letters of Credit") for account of the Borrowers, provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the A Loans, exceed the aggregate amount of the A Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $10,000,000 and (iii) the expiration date of any Letter of Credit extend beyond the earlier of the Commitment Termination Date and the date 12 months following the issuance of such Letter of Credit. The following additional provisions shall apply to Letters of Credit:

        (a) The Company shall give the Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Agent shall advise the Issuing Bank of the contents thereof.

        (b) On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the A Commitment of each A Bank shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Bank's A Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each A Bank (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Bank's liability under such Letter of Credit in an amount equal to such Bank's A Commitment Percentage of such liability, and each A Bank (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its A Commitment Percentage of the Issuing Bank's liability under such Letter of Credit.

      (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Company (through the Agent) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Borrowers hereby jointly and severally unconditionally agree to pay and reimburse the Agent for account of the Issuing Bank for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary there under, without presentment, demand, protest or other formalities of any kind.

      (d) Forthwith upon its receipt of a notice referred to in clause (c) of this Section 2.03, the Company shall advise the Agent whether or not the Borrowers intend to borrow hereunder to finance their obligations to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section
     4.05 hereof. In the event that the Company fails to so advise the Agent, or if the Borrowers fail to reimburse the Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, the Agent shall give each A Bank prompt notice of the amount of the demand for payment, specifying such Bank's A Commitment Percentage of its A Commitment of the amount of the related demand for payment.

        (e) Each A Bank (other than the Issuing Bank) shall pay to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, the amount of such Bank's A
     Commitment Percentage of its A Commitment of any payment under a Letter of Credit upon notice by the Issuing Bank (through the Agent) to such Bank requesting such payment and specifying such amount. Each A Bank's obligation to make such payments to the Agent for account of the Issuing Bank under this clause (e), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, (i) the failure of any other A Bank to make its payment under this clause (e), the financial condition of the Borrowers and the other Obligors (or any other account party), the existence of any Default or (ii) the termination of the A Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any A Bank shall default in its obligation to make any such payment to the Agent for account of the Issuing Bank, for so long as such default shall continue the Agent shall at the request of the Issuing Bank withhold from any payments received by the Agent under this Agreement or any Note for account of such A Bank the amount so in default and the Agent shall pay the same to the Issuing Bank in satisfaction of such defaulted obligation.

      (f) Upon the making of each payment by an A Bank to the Issuing Bank pursuant to clause (e) above in respect of any Letter of Credit, such Bank shall, automatically and without any further action on the part of the Agent, the Issuing Bank or such Bank, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by such Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Bank's A Commitment Percentage of its A Commitment in any interest or other amounts payable by such Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to clause (g) of this Section 2.03). Upon receipt by the Issuing Bank from or for account of such Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall promptly pay to the Agent for account of each A Bank entitled thereto, such Bank's A Commitment Percentage of its A Commitment of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the A Banks hereunder is rescinded or must otherwise be returned by the Issuing Bank, each A Bank shall, upon the request of the Issuing Bank (through the Agent), repay to the Issuing Bank (through the Agent) the amount of such payment paid to such Bank, with interest at the rate specified in clause (j) of this Section 2.03.

     (g) The Borrowers jointly and severally agree to pay to the Agent for account of the Issuing Bank in respect of each Letter of Credit issued to such Borrower an issuance fee in an amount equal to 1.25% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the date such Letter of Credit is drawn in full, expires or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated, for any day, after giving effect to any payments made under such Letter of Credit on such day). The Issuing Bank shall pay to the Agent for account of each A Bank (other than the Issuing Bank), from time to time at reasonable intervals (but in any event at least quarterly), but only to the extent actually received from the Borrowers, an amount equal to such Bank's Commitment Percentage of all such fees in respect of each Letter of Credit (including any such fee in respect of any period of any renewal or extension thereof). In addition, the Borrowers jointly and severally agree to pay to the Agent for account of the Issuing Bank a fronting fee in respect of each Letter of Credit in an amount equal to the greater of (i) $1,000 and
     (ii) 1/2 of 1% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the date such Letter of Credit is drawn in full, expires or is terminated (such fee to be non-refundable, $1,000 of such fee to be paid on the date of the issuance of such Letter of Credit, with the balance, if any, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated, for any day, after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

       (h) Promptly following the end of each calendar month, the Issuing Bank shall deliver (through the Agent) to each Bank and the Company notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any A Bank from time to time, the Issuing Bank shall deliver any other information in its possession reasonably requested by such Bank with respect to each Letter of Credit then outstanding.

        (i) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) each Borrower shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

        (j) To the extent that any A Bank fails to pay any amount required to be paid pursuant to clause (e) or (f) of this Section 2.03 on the due date therefor, such Bank shall pay interest to the Issuing Bank (through the Agent) on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) and (ii) thereafter, at a rate per annum equal to the Base Rate (as in effect from time to time) plus 2%.

     (k) The issuance by the Issuing Bank of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (x) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (y) each A Bank shall have consented thereto.

The Borrowers hereby jointly and severally indemnify and hold harmless each A Bank and the Agent from and against any and all claims and damages, losses, liabilities, costs or expenses which such Bank or the Agent may incur (or which may be claimed against such Bank or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Letter of Credit; provided that the Borrowers shall not be required to indemnify any A Bank or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Issuing Bank, such Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.03 is intended to limit the other obligations of the Borrowers, any Bank or the Agent under this Agreement.

   2.04 Changes of Commitments.

   (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

   (b) The Borrowers shall have the right at any time or from time to time (i) so long as no Loans or (in the case of the A Commitments) Letter of Credit Liabilities are outstanding, to terminate either Class of Commitments and (ii) to reduce the aggregate unused amount of either Class of Commitments (for which purpose use of the A Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities); provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 or in multiples of $500,000 in excess thereof.

   (c) The Commitments once terminated or reduced may not be reinstated.

   2.05 Commitment Fee. The Borrowers shall pay to the Agent for account of each Bank a commitment fee on the daily average unused amount of each of such Bank's Commitments (for which purpose the aggregate amount of any Letter of Credit Liabilities shall be deemed to be a pro rata (based on the A Commitments) use of each A Bank's A Commitment), for the period from and including the date of this Agreement to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to 1/2 of 1%. Accrued commitment fee shall be payable on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Commitment Termination Date.

   2.06 Lending Offices. The Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

   2.07 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and no Bank shall have any obligation to the Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by the Borrowers at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

   2.08 Notes.

   (a) The A Loans made by each Bank shall be evidenced by a single promissory note of the Borrowers substantially in the form of Exhibit A-1 hereto, dated the date hereof, payable to such Bank in a principal amount equal to the amount of its A Commitment as originally in effect and otherwise duly completed.

   (b) The B Loans made by each Bank shall be evidenced by a single promissory note of the Borrowers substantially in the form of Exhibit A-2 hereto, payable to such Bank in a principal amount equal to the amount of its B Commitment as originally in effect and otherwise duly completed.

   (c) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Bank to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note evidencing the Loans of the related Class held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing hereunder or under such
Note in respect of the Loans evidenced by such Note.

   (d) No Bank shall be entitled to have either of its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's Commitment, Loans and Note of the related Class pursuant to Section 12.06(b) hereof.

   2.09 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof, the Borrowers shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that:
(a) the Company shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); and (b) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans. Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under
Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Agent may (and at the request of the Majority Banks shall)by notice to the Company suspend the right of the Borrowers to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Prime Rate Loans.

   2.10 Mandatory Prepayments and Reductions of Commitments.

   (a) Borrowing Base. The Agent shall notify the Borrowers (in a "Deficiency Notice") any time the Borrowing Base as then in effect is less than the aggregate principal amount of the Loans and Letter of Credit Liabilities outstanding at such time (the amount of such difference being called herein the "Borrowing Base Deficiency") and within 30 days after the date of the Deficiency Notice the Company shall notify the Agent of the Borrowers' intentions with respect to compliance with the procedures set forth in this Section 2.10(a). As specified in such notice from the Borrowers, the Borrowers shall (within 90 days after the date of the Deficiency Notice) (i) prepay (in accordance with the procedures of this Agreement) the outstanding principal of the B Loans and/or (ii) add to the Hydrocarbon Properties included in the Mortgaged Properties (each such additional Property to have a Present Value of Reserves at least equal to $1,000,000) having a loan value, as determined by the Majority Banks, in an amount sufficient so that the aggregate amount of such prepayments and the loan value of such additional Properties shall equal or exceed the Borrowing Base Deficiency (any such additional Property to be deemed added to the Hydrocarbon Properties on the date the Borrowers deliver to the Agent a written commitment to subject such additional Property to the Lien of the Mortgages). The Borrowers shall, within 120 days of receipt of notice from the Agent that the Properties to be added to the Borrowing Base are acceptable to the Majority Banks, subject such Properties to the Lien of the Mortgages pursuant to documentation and otherwise in a manner satisfactory to the Majority Banks.

   (b) Casualty Events. Upon the date 30 days following the receipt by the Company or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Hydrocarbon Property other than Unrestricted Properties of any Borrower, the Borrowers (jointly and severally) shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (e) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such Hydrocarbon Property, or such lesser amount as is specified in a written notice from the Majority Banks, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (d) of this Section 2.10. Nothing in this clause (b) shall be deemed to limit any obligation of the Company and any of its Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account (including, without limitation, the Collateral Account) maintained by the Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

   (c) Sale of Assets. Without limiting the obligation of the Obligors to obtain the consent of the Majority Banks pursuant to Section 9.05 hereof to any Disposition not otherwise permitted hereunder, no later than five Business Days prior to the occurrence of any Disposition, the Company, on behalf of the applicable Obligor will deliver to the Banks a statement, certified by the chief financial officer or treasurer of the Company, in form and detail satisfactory to the Agent, of the amount of the Net Available Proceeds of such Disposition and, to the extent such Net Available Proceeds (when taken together with the Net Available Proceeds of all prior Dispositions as to which a prepayment has not yet been made under this Section 2.10(c)) shall exceed $1,000,000, the Borrowers (jointly and severally) shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause
(e) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of such Disposition, or such lesser amount as is specified in a written notice from the Majority Banks (together with 100%, or such lesser amount as is specified in a written notice from the Majority Banks, of the Net Available Proceeds of all prior Dispositions as to which a prepayment has not yet been made under this
Section 2.10(c)), such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (d) of this Section 2.10.

   (d) Application. Prepayments and reductions of Commitments described in the above clauses of this Section 2.10 (other than clause (a) above) shall be effected as follows:

        (i) first the B Commitments shall be automatically reduced by an amount equal to the amount specified in such clauses (and to the extent that, after giving effect to such reduction the aggregate outstanding principal amount of the B Loans would exceed the B Commitment, the Borrowers shall prepay B Loans in an amount equal to such excess); and

        (ii) second, if the B Commitment has been reduced to zero through the application of prepayments or reductions of the B Commitments pursuant to
     Section 2.10(d)(i) above or otherwise, and following such reduction to zero the aggregate remaining Net Available Proceeds from the events described in clauses (b) and (c) of this Section 2.10 exceed $10,000,000 (the "Excess Amount"), the A Commitments shall be automatically reduced by an amount equal to the Excess Amount (and to the extent that, after giving effect to such reduction, the aggregate principal amount of the A Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the A Commitments, the Borrowers shall first prepay the A Loans and second provide cover for Letter of Credit Liabilities as specified in clause (e) below, in an aggregate amount equal to the Excess Amount).

   (e) Cover for Letter of Credit Liabilities. In the event that the Borrowers shall be required pursuant to this Section 2.10, or pursuant to Section 3.01 or 5.07(c) hereof, to provide cover for Letter of Credit Liabilities, the Borrowers shall effect the same by paying to the Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Agent in the Collateral Account (as provided in Section 4.04 of the Security Agreement as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities have been paid in full.

          Section 3.  Payments of Principal and Interest.

          3.01 Repayment of Loans. The Borrowers hereby jointly and severally promise to pay to the Agent for the account of each Bank the entire outstanding principal amount of such Bank's Loans, and each Loan shall mature, on the Commitment Termination Date. In addition, if following any (a) reduction in the A Commitments, the aggregate principal amount of the A Loans, together with the aggregate amount of all Letter of Credit Liabilities shall exceed the A Commitments, the Borrowers shall first, prepay A Loans and second, provide cover for Letter of Credit Liabilities as specified in Section 2.10(e) above, in an aggregate amount equal to such excess or (b) reduction in the B Commitments, the aggregate principal amount of the B Loans shall exceed the B Commitments, the Borrowers shall prepay B Loans in an aggregate amount equal to such excess.

          3.02 Interest. The Borrowers hereby jointly and severally promise to pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, and

          (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.

Notwithstanding the foregoing, the Borrowers hereby jointly and severally promise to pay to the Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank, on any Reimbursement Obligation held by such Bank and on any other amount payable by the Borrowers hereunder or under the Note held by such Bank to or for account of such Bank, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Banks to which such interest is payable and to the Company.

          Section 4. Payments; Pro Rata Treatment; Computations; Etc.

          4.01 Payments.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Borrowers under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Any Bank for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of one or more of the Borrowers with such Bank (with notice to the Borrowers, through the Company, and the Agent).

          (c) The Company shall, at the time of making each payment under this Agreement or any Note for the account of any Bank, specify to the Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Borrowers hereunder to which such payment is to be applied (and in the event that the Company fail to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Banks for application in such manner as it or the Majority Banks, subject to Section 4.02 hereof, may determine to be appropriate).

          (d) Except to the extent otherwise provided in the last sentence of
Section 2.03(e) hereof, each payment received by the Agent under this Agreement or any Note for account of any Bank shall be paid by the Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Banks under
Section 2.01 hereof shall be made from the relevant Banks, each payment of commitment fee under Section 2.05 hereof in respect of

Commitments of a particular Class shall be made for account of the relevant Banks, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 hereof shall be applied to the respective Commitments of such Class of the relevant Banks, pro rata according to the amounts of their respective Commitments of such Class; (b) the making, Conversion and Continuation of Loans of a particular Type and Class (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the Banks of such Class according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans of such Class (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Eurodollar Loan shall be coterminous; (c) each payment or prepayment of principal of Loans by the Borrowers shall be made for the account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; provided that if immediately prior to giving effect to any such payment in respect of any Loans of either Class the outstanding principal amount of the Loans of such Class shall not be held by the Banks of such Class pro rata in accordance with their respective Commitments of such Class in effect at the time such Loans were made (whether by reason of a failure of a Bank to make a Loan hereunder in the circumstances described in the last paragraph of Section 12.04 hereof or otherwise), then such payment shall be applied to the Loans of such Class in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loans of such Class being held by the Banks pro rata in accordance with their respective Commitments of such Class; and (d) each payment of interest on Loans by the Borrowers shall be made for account of the Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Banks.

          4.03 Computations. Interest on Eurodollar Loans and commitment fee and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04 Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.10 hereof and Conversions or prepayments made pursuant to Section
5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $500,000 or in multiples of $100,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or Classes or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period).

          4.05 Certain Notices. Notices by the Borrowers to the Agent of terminations or reductions of the Commitments and of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:


                                             Number of
                                              Business
          Notice                             Days Prior

     Termination or reduction                     2
     of Commitments

     Borrowing or prepayment of                   1
     Base Rate Loans

     Borrowing or prepayment of,                  3
     Conversions of or into,
     Continuations as, or duration
     of Interest Period for,
     Eurodollar Loans

Each such notice of termination or reduction shall specify the amount and Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans (including the Class of the Loans) to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans (including the Class of the Loans) to which such Interest Period is to relate. The Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Borrowers fail to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or a Borrower (the "Payor") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank, or a participation in a Letter of Credit drawing to be acquired by such Bank, hereunder or (in the case of the Borrowers) a payment to the Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

          (i) if the Required Payment shall represent a payment to be made by the Borrowers to the Banks, the Borrowers (jointly and severally) and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Agent, without limiting the obligation of the Borrowers under Section
     3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment) and

          (ii) if the Required Payment shall represent proceeds of a loan to be made by a Bank to the Borrowers, the Payor and the Borrowers shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Borrowers shall return the Required Payment to the Agent, without limiting any claim the Borrowers may have against the Payor in respect of the Required Payment);

provided that the Agent shall only be entitled to retain interest in respect of a Required Payment pursuant to clause (i) or (ii) above from either the Payor or the recipient.

          4.07  Sharing of Payments, Etc.

          (a) Each of the Obligors agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans, Reimbursement Obligations or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such balances are then due to the Borrowers), in which case it shall promptly notify such Obligor (through the Company) and the Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

          (b) If any Bank shall obtain from any Obligor payment of any principal of or interest on any Loan of either Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Banks, provided that if at the time of such payment the outstanding principal amount of the Loans of either Class shall not be held by the Banks pro rata in accordance with their respective Commitments of such Class in effect at the time such Loans were made (whether by reason of a failure of a Bank to make a Loan hereunder in the circumstances described in the last paragraph of Section 12.04 hereof or otherwise), then such purchases of participations and/or direct interests shall be made in such manner as will result, as nearly as is practicable, in the outstanding principal amount of the Loans being held by the Banks pro rata according to the amounts of such Commitments. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) The Borrowers agree that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

          (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


          Section 5. Yield Protection, Etc.

          5.01 Additional Costs.

          (a) The Borrowers (jointly and severally) shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

          (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

          (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Bank (including, without limitation, either of the Commitments of such Bank hereunder); or

          (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or its Commitments.

If any Bank requests compensation from the Borrowers under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank thereafter to make or Continue Eurodollar Loans, or to Convert Prime Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

          (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Agent), the obligation of such Bank to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (c) Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Borrowers (jointly and severally) shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c) and Section 5.06 hereof, "Basel Accord" shall mean the proposals for risk-based capital framework described by the Basel Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (d) Each Bank shall notify the Company of any event occurring after the date of this Agreement entitling such Bank to compensation under paragraph
(a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; provided that
(i) if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Borrowers a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this Section
5.01. Determinations and allocations by any Bank for purposes of this Section
5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph
(c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

          5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

          (a) the Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b) the Majority Banks of either Class determine, which determination shall be conclusive, and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section
     1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to be adequate to cover the cost to such Banks of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Company and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.09 hereof.

          5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Agent) and such Bank's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

          5.04 Treatment of Affected Loans. If the obligation of any Bank to make Eurodollar Loans of either Class or to Continue, or to Convert Base Rate Loans of either Class into, Eurodollar Loans of such Class shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Bank's Eurodollar Loans of such Class shall be automatically Converted into Base Rate Loans of such Class on the last day(s) of the then current Interest Period(s) for Eurodollar Loans of such Class (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Bank may specify to the Company with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Bank's Eurodollar Loans of such Class have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans of such Class shall be applied instead to its Base Rate Loans of such Class; and

          (b) all Loans that would otherwise be made or Continued by such Bank as Eurodollar Loans of such Class shall be made or Continued instead as Base Rate Loans of such Class, and all Base Rate Loans of such Bank that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans of such Class.

If such Bank gives notice to the Company with a copy to the Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such

Bank's Eurodollar Loans of either Class pursuant to this Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans of such Class made by other Banks are outstanding, such Bank's Base Rate Loans of such Class shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans of such Class held by the Banks holding Eurodollar Loans of such Class and by such Bank are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05 Compensation. The Borrowers (jointly and severally) shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of an Interest Period for such Loan; or

          (b) any failure by the Borrowers for any reason (including, without limitation, the failure of any of the conditions precedent specified in
     Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

          5.06 Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrowers under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Bank or Banks of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Bank hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Bank's or Banks' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Bank or Banks (through the Agent), the Borrowers (jointly and severally) shall pay immediately to the Agent for account of such Bank or Banks, from time to time as specified by such Bank or Banks (through the Agent), such additional amounts as shall be sufficient to compensate such Bank or Banks (through the Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Bank or Banks, submitted by such Bank or Banks to the Company shall be conclusive in the absence of manifest error as to the amount thereof.

          Section 6. Guarantee.

          6.01 Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Bank and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks to, and the Notes held by each Bank of, the Borrowers and all other amounts from time to time owing to the Banks or the Agent by the Borrowers under this Agreement and under the Notes and by any Obligor under any of the other Basic Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrowers shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          6.02 Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of any of the Borrowers under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any Lien granted to, or in favor of, the Agent or any Bank or Banks as security for any of the Guaranteed Obligations shall fail to be perfected.

Each of the Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Bank exhaust any right, power or remedy or proceed against any or all of the Borrowers and the other Subsidiary Guarantors under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          6.03 Reinstatement. The obligations of the Subsidiary Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          6.04 Subrogation. Each Subsidiary Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy
Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 6 and further agrees with the Borrowers for the benefit of each of its creditors (including, without limitation, each Bank and the Agent) that any such payment by it shall constitute a contribution of capital by such Subsidiary Guarantor to the Borrowers.

          6.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Banks, the obligations of the Borrowers under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 6.01.

          6.06 Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          6.07 Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor (an "Excess Funding Guarantor") shall pay Guaranteed Obligations in excess of the Excess Funding Guarantor's Pro Rata Share (as hereinafter defined) of such Guaranteed Obligations, the other Subsidiary Guarantors shall, on demand (but subject to the next sentence hereof), pay to the Excess Funding Guarantor an amount equal to their respective Pro Rata Shares of such Excess Funding Guarantor's payment. The payment obligation of any Subsidiary Guarantor to any Excess Funding Guarantor under this Section 6.07 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 6 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For the purposes hereof, "Pro Rata Share" shall mean, for any Subsidiary Guarantor, a percentage equal to the percentage that such Subsidiary Guarantor's Tangible Net Worth as of the Closing Date is of the aggregate Tangible Net Worth of all of the Subsidiary Guarantors as of the Closing Date. If any Subsidiary of the Company becomes a Subsidiary Guarantor hereunder subsequent to the Closing Date, then for purposes of this Section 6.07 such subsequent Subsidiary Guarantor shall be deemed to have been a Subsidiary Guarantor as of the Closing Date and the Tangible Net Worth of such Subsidiary Guarantor as of the Closing Date shall be deemed to be equal to such Tangible Net Worth on the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

          6.08 Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 6.01 hereof would otherwise, taking into account the provisions of Section 6.07 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Bank, the Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          Section 7.  Conditions Precedent.

          7.01 Initial Extension of Credit. The obligation of the Banks to make the initial extension of credit hereunder (whether by making Loans or issuing a Letter of Credit) is subject to the receipt by the Agent of the following documents and evidence, each of which shall be satisfactory to the Agent (and to the extent specified below, to the Majority Banks) in form and substance:

          (a) Corporate Documents. The following documents, each certified as indicated below:

               (i) for each Obligor, a copy of the charter, as amended and in effect, of such Obligor certified as of a recent date by the Secretary of State of its jurisdiction of incorporation, and a certificate from such Secretary of State dated as of a recent date as to the good standing of and charter documents filed by such Obligor;

               (ii) for each Obligor, a certificate of the Secretary or an Assistant Secretary of such Obligor, dated the date hereof and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Obligor as amended and in effect at all times from the date on which the resolutions referred to in clause (B) were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of such Obligor authorizing the execution, delivery and performance of such of the Basic Documents to which such Obligor is or is intended to be a party and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of such Obligor has not been amended since the date of the certification thereto furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of such Obligor executing such of the Basic Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection therewith (and the Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from such Obligor); and

               (iii) for each Obligor, a certificate of another officer of such Obligor as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of such Obligor.

          (b) Officer's Certificate. A certificate of a senior officer of the Company, dated the date hereof, to the effect set forth in the first sentence of Section 7.02 hereof.

          (c) Opinion of Counsel to the Obligors. An opinion, dated the date hereof, of Daniel McNamara, Esq., Counsel of each of the Obligors, substantially in the form of Exhibit C hereto and covering such other matters as the Agent or any Bank may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Banks and the Agent).

          (d) Opinion of Special Counsel to Chase. An opinion, dated the date hereof, of Milbank, Tweed, Hadley & McCloy, special counsel to Chase, substantially in the form of Exhibit D hereto.

          (e) Notes. The Notes, duly completed and executed.

          (f) Security Agreement. The Security Agreement, duly executed and delivered by the Obligors and the Agent. In addition, the Borrowers and the Subsidiary Guarantors shall have taken such other action (including, without limitation, delivering to the Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

          (g) Pledge Agreement. The Pledge Agreement, duly executed and delivered by each of the Obligors, if any, required by the Majority Banks to execute and deliver the Pledge Agreement and the certificates identified in Section 3 thereof, accompanied by undated stock powers executed in blank. In addition, each of such Obligors, if any, shall have taken such other action (including, without limitation, delivering to the Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Agent shall have requested in order to perfect the security interests created pursuant to the Pledge Agreement.

          (h) Mortgages. One or more Mortgages covering the Hydrocarbon Properties of the Borrowers located in Louisiana, Oklahoma, Texas and Wyoming, in each case duly executed and delivered by the Company in recordable form (in such number of copies as the Agent shall have requested).

          (i) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Obligors, pursuant to
     Section 9.04 hereof and the designation of the Agent as a named insured thereunder to the extent required by said Section 9.04 in respect of all insurance covering tangible Property, such certificates to be in such form and contain such information as is specified in said Section 9.04.

          (j) Title Opinions. Title opinions or other evidence of the Borrowers' interest in the Mortgaged Properties acceptable to the Majority Banks in their sole discretion covering all of the Mortgaged Properties. Each such opinion or acceptable alternative shall be satisfactory to the Majority Banks in form and substance.

          (k) Reserve Report. A reserve report, which report shall be deemed to be the initial Reserve Evaluation Report.

          (l) Opinion of Local Counsel. A favorable opinion from each of Liskow & Lewis, Conner & Winters, Vinson & Elkins L.L.P. and Brown & Drew, special counsel to the Banks in each of Louisiana, Oklahoma, Texas and Wyoming, respectively, dated the Closing Date, for each such state and with respect to the properties covered by the Mortgages and located in such respective states, as to the following:

               (i) Compliance with all applicable state laws, including all applicable recording, filing and registration laws, of the Mortgages and the Notes, and the form and manner of the authorization, execution, acknowledgment and delivery of each thereof;

               (ii) the legal, valid and binding nature of the Mortgages, and the Notes, and the enforceability thereof in accordance with their respective terms;

               (iii) the fact that the Mortgages constitute a legal, valid and effective mortgage lien upon the mortgaged properties as security for the Indebtedness referred to therein;

               (iv) the absence of any requirement for any authorization or approval by any public regulatory body or authority, with regard to the valid execution and delivery of, and the validity, legality and effectiveness of, the Mortgages and the Notes;

               (v) as to all recording, filing and registration procedures as shall be necessary under applicable state laws to constitute the Mortgages, a mortgage, pledge and financing statement in accordance with the terms thereof and the intention of the parties thereto, and as to the necessity of any periodic or other rerecording or refiling of the Mortgages, or any other instrument in order to maintain the lien of the Mortgages; and

               (vi) as to such state or local mortgage recording taxes, stamp taxes, or other fees, taxes or governmental charges as shall be required to be paid in connection with the execution, delivery, filing for record or recording of the Mortgages and the Notes.

          (m) Agreement Among Lienholders. The Agreement, dated as of December 2, 1993 among Cactus III Hydrocarbon Limited Partnership, Enron Reserve Acquisition Corp. and the Agent, duly executed and delivered by each of the parties thereto.

          (n) Other Documents. Such other documents as the Agent or any Bank or special New York counsel to Chase may reasonably request.

The obligation of the Banks to make their initial extension of credit hereunder is also subject to the payment by the Borrowers of such fees as the Borrowers shall have agreed to pay or deliver to any Bank or the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

          7.02 Initial and Subsequent Extensions of Credit.

          The obligation of the Banks to make any Loans or otherwise extend credit to the Borrower upon the occasion of each borrowing or other extension of credit hereunder (including the initial extension of credit) is subject to the further conditions precedent that, both immediately prior to the making of such Loans or other extension of credit and also after giving effect thereto and to the intended use thereof: (a) no Default shall have occurred and be continuing;
(b) the representations and warranties made by each of the Borrowers in Section 8 hereof, and by each Obligor in each of the other Basic Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loans or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and (c) the aggregate principal amount of B Loans shall not exceed the Borrowing Base as determined pursuant to Section 1.03 hereof. Each notice of borrowing or request for the issuance of a Letter of Credit by the Borrowers hereunder shall constitute a certification by the Borrowers to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Company otherwise notifies the Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).


          Section 8. Representations and Warranties. Each of the Borrowers represents and warrants to the Banks that:

          8.01 Corporate Existence. Each of the Company and its Material Subsidiaries (including, without limitation, the Subsidiary Borrowers): (a) is a corporation, partnership or other entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

          8.02 Financial Condition. The Company has heretofore furnished to each of the Banks the consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 1992 and the related consolidated statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of KPMG Peat Marwick, and the unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as at September 30, 1993 and the related consolidated statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for the nine-month period ended on such date. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Company and its Consolidated Subsidiaries as at said dates and the consolidated results of operations for the fiscal year and nine-month period ended on said dates (subject, in the case of such financial statements as at September 30, 1993, to normal year-end audit adjustments), all in accordance with GAAP. Neither the Company nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since September 30, 1993 there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries from that set forth in said financial statements as at said date.

          8.03 Litigation. Except as disclosed to the Banks in writing prior to the date of this Agreement, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company or any of its Subsidiaries) threatened against the Company or any of its Subsidiaries which, if adversely determined could have a Material Adverse Effect.

          8.04 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          8.05 Action. Each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is or is intended to be a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is or is intended to be a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Basic Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          8.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of the Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

          8.07 Use of Credit. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

          8.08 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, except where non-compliance will not have a Material Adverse Effect and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Banks under Section 9.01(e) hereof.

          8.09 Taxes. The Company and its Subsidiaries are members of an affiliatedgroup of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed either directly or indirectly through the Company all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid either directly or indirectly through the Company all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. Except as disclosed to the Banks in writing, the Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

          8.10 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          8.11 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.12  Material Agreements and Liens.

          (a) Part A of Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Material Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

          (b) Part B of Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and covering any Property of the Company or any of its Material Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

          8.13 Environmental Matters. Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not have a Material Adverse Effect.

          In addition, except as set forth in Schedule II hereto:

       (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries.

       (b) Neither the Company nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

          (i) to the knowledge of the Company after due inquiry, no polychlorinated biphenyls (PCB's) are or have been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

          (ii) to the knowledge of the Company after due inquiry, no asbestos or asbestos-containing materials is or has been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

         (iii) to the knowledge of the Company after due inquiry, there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

          (iv) to the knowledge of the Company after due inquiry, no Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

          (v) to the knowledge of the Company after due inquiry, no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries that would have a Material Adverse Effect.

        (c) Neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response,

     Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Company or any of its Subsidiaries.

        (d) No Hazardous Material generated by the Company or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Company or any of its Subsidiaries at any location other than those listed in Schedule II hereto.


        (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries and no site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

        (f) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Company or any of its Subsidiaries , and no government action has been taken or is in process that could subject any such site or facility to such Liens and neither the Company nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

        (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries which have not been made available to the Banks.

        8.14  Subsidiaries, Etc.

        (a) Set forth in Part A of Schedule III hereto is a complete and correct list, as of the date of this Agreement, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule III hereto,
(x) each of the Company and its Subsidiaries owns, free and clear of

Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule III hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

        (b) Set forth in Part B of Schedule III hereto is a complete and correct list, as of the date of this Agreement, of all Investments (other than Investments disclosed in Part A of said Schedule III hereto and other than Permitted Investments) held by the Company or any of its Subsidiaries in any Person and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule III hereto, each of the Company and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

        (c) None of the Restricted Subsidiaries of the Company, other than Forest I Development Company, is, on the date of this Agreement, subject to any indenture, agreement, instrument or other arrangement of the type described in the last sentence of 9.15 hereof.

        8.15 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Obligors to the Agent and the Banks in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to any Obligor that could have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby or thereby.

        Section 9. Covenants of the Obligors. Each Obligor covenants and agrees with the Banks and the Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Borrowers hereunder:

        9.01 Financial Statements Etc. The Company shall (for itself and on behalf of each of the other Obligors) deliver to the Agent and each of the
Banks:

        (a) as soon as available and in any event within 60 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated and, if prepared, or if the Company has designated any Subsidiary an Unrestricted Subsidiary, consolidating statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and, if prepared, or if the Company has designated any Subsidiary an Unrestricted Subsidiary, consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and, if prepared, or if the Company has designated any Subsidiary an Unrestricted Subsidiary, consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries, and said consolidating financial statements are materially correct and reconcile to the consolidated financial statements of the Company and its Consolidated Subsidiaries, and that such consolidated financial statements have been prepared in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments);

        (b) as soon as available and in any event within 100 days after the end of each fiscal year of the Company, consolidated and, if prepared, consolidating statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such fiscal year and the related consolidated and, if prepared, or if the Company has designated any Subsidiary an Unrestricted Subsidiary, consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and (ii) in the case of said consolidating statements and balance sheet, by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidating financial statements are materially correct and reconcile to the consolidated financial statements of the Company and its Consolidated Subsidiaries, and that such consolidated financial statements have been prepared in accordance with GAAP, as at the end of, and for, such fiscal year;

        (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

        (d) promptly upon the mailing thereof to the shareholders of the Company generally or to holders of Subordinated Indebtedness generally, copies of all financial statements, reports and proxy statements so mailed;

        (e) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

          (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

          (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan (other than in connection with a standard termination under Section 4041(b) of ERISA);

          (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

          (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under
        Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

          (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce
        Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

          (vi) the adoption of an amendment to any Plan that, pursuant to
        Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

        (f)  on or before each Report Delivery Date, a Reserve Evaluation
     Report;

        (g) promptly after the Company or any of its Subsidiaries knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company or any of its Subsidiaries has taken or proposes to take with respect thereto; and

        (h) within ten days after the Company or any of its Subsidiaries receives notice of any change in the schedule of payment or delivery of any Production Payment to which the Company or such Subsidiary is a party, the Company shall give the Agent notice of such change, together with an explanation of the reason for such change; and

        (i) from time to time such other information regarding the financial condition, operations, business, prospects or Properties of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Agent may reasonably request.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.06(k), 9.07(e) and (f), 9.08(g), 9.09, 9.10, 9.11 and 9.16 hereof as of the end of the respective quarterly fiscal period or fiscal year, which computations in respect of Sections 9.09, 9.10,
9.11 and 9.16 shall be in accordance with GAAP.

        9.02 Litigation. The Company will promptly give to each Bank notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries , except proceedings which, if adversely determined, would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Bank notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation which, if adversely determined, would not have a Material Adverse Effect.

        9.03 Existence, Etc. The Company will, and will cause each of its Subsidiaries to:

        (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under
     Section 9.05 hereof);

        (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could have a Material Adverse Effect;

        (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

        (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

        (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

        (f) permit representatives of any Bank or the Agent, at their own risk during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Agent (as the case may be).

        9.04 Insurance. The Company will, and will cause each of its Subsidiaries (including without limitation the Subsidiary Borrowers) to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations or as is required by law.

        9.05 Prohibition of Fundamental Changes. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, and will not permit any of its Restricted Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business and Investments permitted under
Section 9.08 hereof. The Company will not, and will not permit any of its Restricted Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Company and its Subsidiaries shall not have a fair market value in excess of $1,000,000, (ii) any hydrocarbons produced or sold in the ordinary course of business and on ordinary business terms (excluding, with respect to Properties of the Company or any Restricted Subsidiary existing on the date hereof, and with respect to any Mortgaged Property, Production Payments or any other sale or lease of interests in hydrocarbons in the ground other than Production Payments entered into by the Company or any of its Restricted Subsidiaries prior to the date hereof), (iii) other Properties of the Company and its Restricted Subsidiaries provided that the aggregate fair market value of such other Properties conveyed, sold, leased, transferred or otherwise disposed of on or after the date hereof shall not exceed $10,000,000, (iv) the expiration of leases covering hydrocarbon producing properties and (v) Unrestricted Properties, provided the Net Available Proceeds of such conveyance, sale, lease, transfer or other disposition of such Unrestricted Properties be applied in accordance with Section 9.21 hereof. Notwithstanding the foregoing provisions of this Section 9.05:

        (a) any Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided that (x) if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation and (y) that if any such transaction shall be between a Subsidiary Guarantor and a Subsidiary not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder;

        (b) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Subsidiary of the Company; provided that if any such sale is by a Subsidiary Guarantor to a Subsidiary of the Company not a Subsidiary Guarantor, then such Subsidiary shall have assumed all of the obligations of such Subsidiary Guarantor hereunder; and

        (c) the Company or any Subsidiary of the Company may merge or consolidate with any other Person if (i) in the case of a merger or consolidation of the Company, the Company is the surviving corporation and, in any other case, the surviving corporation is a Wholly Owned Subsidiary of the Company and (ii) after giving effect thereto no Default would exist hereunder.

        9.06 Limitation on Liens. The Company will not, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of their Property, whether now owned or hereafter acquired, except:

        (a)  Liens created pursuant to the Security Documents;

        (b) Liens in existence on the date hereof and listed in Part B of Schedule I hereto (excluding, however, following the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, if any, indicated on said Schedule
     I);

        (c) Liens imposed by any governmental authority for taxes, assessments, charges or levies not yet due or which are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

        (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments (but only to the extent, for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof);

        (e) pledges or deposits under worker's compensation, unemployment insurance and other social security or similar legislation;

        (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety, stay, appeal and indemnity bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

        (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

        (h) Liens on Property of any corporation which becomes a Subsidiary of the Company after the date of this Agreement, provided that such Liens are in existence at the time such corporation becomes a Subsidiary of the Company and were not created in anticipation thereof;

        (i) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (x) no such Lien shall extend to or cover any Property of a Borrower or a Subsidiary of the Company other than the Property so acquired and improvements thereon; (y) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the applicable Borrower) of such Property at the time it was acquired (by purchase, construction or otherwise); provided that the obligations of the Company or any Subsidiary of the Company in respect of Capital Lease Obligations under a capital lease of Property other than Hydrocarbon Property entered into in the ordinary course of business may be secured by a Lien on the Property subject to such capital lease and (z) no such Lien shall be incurred in connection with any Production Payment unless the Company, as promptly as reasonably practicable, and in any event within 10 days after the creation of such Lien, provides the Agent with information concerning the Production Payment which gave rise to such Lien and delivers to the Agent, promptly upon request, such additional information concerning such Production Payment or such Lien as the Agent or any Bank may reasonably request;

        (j) Liens for farm-in, farm-out, joint operating, area of mutual interest agreements or similar agreements entered into by the Borrowers in the ordinary course of business which the Borrowers determine in good faith to be necessary for or advantageous to the economic development of their Properties; provided any farm-out agreements covering any Mortgaged Property shall require the prior written consent of the Majority Banks;

        (k) additional Liens upon real and/or personal Property created after the date hereof, provided that the aggregate Indebtedness secured thereby and incurred on and after the date hereof shall not exceed $1,000,000 in the aggregate at any one time outstanding;

        (l) Liens created pursuant to any Commodity Hedging Agreement or Interest Rate Protection Agreement (i) with any Bank or any Affiliate of such Bank, provided that the Majority Banks consent to the creation of such Lien or (ii) with any other Person, provided that the aggregate Indebtedness secured by all such Liens permitted by this clause (ii) shall not exceed $2,000,000 in the aggregate at any one time outstanding and no such Liens shall extend to any Mortgaged Properties;

        (m) Liens securing Indebtedness of the Company or its Subsidiaries permitted pursuant to Section 9.07(g) hereof, provided that the Company will not and will not permit its Subsidiaries to create any such Liens on any Mortgaged Property;


        (n) Liens securing obligations of a Subsidiary of the Company to the Company or to any Restricted Subsidiary or any obligations of the Company to a Restricted Subsidiary provided that such Liens are not (i) on Mortgaged Properties existing on the date hereof or (ii) on Mortgaged Properties acquired after the date hereof that are not subject to any Lien prior to the Lien of the Mortgage; and

        (o) any extension, renewal or replacement of the foregoing, provided that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property).

        9.07 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

        (a) Indebtedness to the Banks hereunder;

        (b) Indebtedness outstanding on the date hereof and listed in Part A of
     Schedule I hereto (excluding, however, following the making of the initial Loans hereunder, the Indebtedness to be repaid with the proceeds of such Loans, if any, indicated on said Schedule I);

        (c) Subordinated Indebtedness;

        (d) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company;

        (e) Indebtedness of the Company and its Subsidiaries secured by Liens permitted by Section 9.06(j) hereof up to but not exceeding $500,000 at any one time outstanding;

        (f) additional Indebtedness of the Company up to but not exceeding $1,000,000 at any one time outstanding;

        (g) Non-Recourse Debt; provided that with respect to any Non-Recourse Debt of Unrestricted Subsidiary, such Indebtedness may have full recourse to the assets of such Unrestricted Subsidiary;

         (h) Indebtedness of the Company and its Subsidiaries secured by Liens permitted by Section 9.06(l) hereof; and

         (i) Indebtedness ("Refinancing Indebtedness") issued in exchange for or the proceeds of which are used to repay, refund, refinance or discharge or otherwise retire any Indebtedness ("Refinanced Indebtedness") specified in clause (b) above, such Refinancing Indebtedness not to exceed the principal amount of, accelerate the maturity of, or increase the interest rate applicable to, the Refinanced Indebtedness outstanding on the date of the issuance of the Refinancing Indebtedness.

        9.08 Investments. The Company will not, and will not permit any of its Restricted Subsidiaries to, make or permit to remain outstanding any Investments except:

        (a) Investments outstanding on the date hereof and identified in
     Schedule III Part B hereto (excluding Investments in Unrestricted Subsidiaries);

        (b) operating deposit accounts with banks;

        (c) Permitted Investments;

        (d) Investments by the Company and its Subsidiaries in capital stock of Restricted Subsidiaries to the extent outstanding on the date of the financial statements of the Company and its Consolidated Subsidiaries referred to in Section 8.02 hereof and advances by the Company and its Restricted Subsidiaries to Restricted Subsidiaries of the Company in the ordinary course of business; provided that the Company may make loans or other advances to any Restricted Subsidiary that is a Subsidiary Borrower;

        (e) Investments in the Capital Stock of any Wholly-Owned Subsidiary of the Company formed or acquired by the Company or any of its other Wholly-Owned Subsidiaries (other than Unrestricted Subsidiaries) after the date hereof (a "New Wholly-Owned Subsidiary"), provided that (i) such New Wholly-Owned Subsidiary is maintained as a separate Subsidiary of the Company (unless the Majority Banks consent to the merger of such New Wholly-Owned Subsidiary into the Company or into another Wholly-Owned Subsidiary of the Company, except that no such consent shall be required to merge such New Wholly-Owned Subsidiary into another Wholly-Owned Subsidiary of the Company established solely for the purpose of facilitating the acquisition of such New Wholly-Owned Subsidiary (which Wholly-Owned Subsidiary, following such merger, shall have no assets other than the assets of such New Wholly-Owned Subsidiary)), (ii) such New Wholly-Owned Subsidiary is engaged principally in the business of the acquisition and exploitation of, exploration for and/or development, production and processing of oil, gas or other hydrocarbons, (iii) immediately following the consummation of each such Investment, such New Wholly-Owned Subsidiary shall have no Indebtedness other than Non-Recourse Debt (provided such Indebtedness may have full recourse to the assets of such Wholly-Owned Subsidiary or any Unrestricted Subsidiary) and, if applicable, Indebtedness hereunder and (iv) the Company complies with Section 9.16 hereof with respect to such New Wholly-Owned Subsidiary immediately following the consummation of such Investment by the Company;

        (f) Investments permitted by Section 9.07(h) hereof;

        (g) additional Investments up to but not exceeding $5,000,000 (or the equivalent) in the aggregate, including, without limitation, Investments in Unrestricted Subsidiaries; provided that any cash dividends received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary, up to the amount of the Investments in such Unrestricted Subsidiary, shall reduce pro tanto the aggregate amount of the Investments in such Unrestricted Subsidiary for purposes of calculating compliance with such $5,000,000 limitation; and

        (h) undivided fractional interests in hydrocarbon reserves.

        9.09 Dividend Payments. The Company will not, nor will it permit any of its Subsidiaries to, declare or make any Dividend Payment at any time; provided that (i) any Wholly-Owned Subsidiaries of the Company may declare and make Dividend Payments to the Company and (ii) the Company or any Subsidiary may declare and make Dividend Payments in cash, subject to the satisfaction of each of the following conditions on the date of such Dividend Payment and after giving effect thereto:

        (i) no Default shall have occurred and be continuing or shall occur as a result of the making of such Dividend Payment; and

        (ii) immediately after giving effect to such Dividend Payment, the aggregate amount of Dividend Payments made during the period commencing on the date hereof through and including the date of such Dividend Payment shall not exceed an amount equal to the sum of (A) 50% of consolidated net income of the Company and its Consolidated Subsidiaries for the period commencing on October 1, 1993 through and including the last day of the fiscal quarter most recently ended prior to the date of such Dividend Payment (the "Tracking Period") (treated for these purposes as a single accounting period), minus 100% of consolidated net losses of the Company and its Consolidated Subsidiaries for the Tracking Period (treated for these purposes as a single accounting period), plus 50% of the net cash proceeds received by the Company during the Tracking Period from any Person other than a Subsidiary of the Company as a result of the issuance or sale of Capital Stock (other than Disqualified Capital Stock) of the Company (reduced by 100% of the amount of such net cash proceeds used or intended to be used to prepay, redeem or retire any Subordinated Indebtedness pursuant to Section 9.17 hereof); provided that no more than 10% of such net cash proceeds may be used to make any Dividend Payment during any fiscal year of the Company and (B) $3,000,000; provided that in no event will the amount determined pursuant to clause (A) hereof be less than zero. For the purpose of this paragraph 9.09(ii), consolidated net income or loss of the Company and its Consolidated Subsidiaries shall exclude the following non-cash items (provided that the same shall be included when the become cash items): (i) any impairment of Properties for accounting purposes under a ceiling test adjustment, (ii) any extraordinary item or (iii) any gain or loss attributable to a change in accounting method which, at the time of recognition in the financial statements of the Company and its Subsidiaries is not a cash item. To the extent future cash payments are made or received with respect to a change in accounting method and such payment is not otherwise included in the computation of consolidated net income or loss for such period, consolidated net income or loss shall be reduced or increased by the amount of such cash payment or receipt.

        9.10 Debt Coverage Ratio; Interest Coverage Ratio.

        (a) The Company will not permit the Debt Coverage Ratio for any period of two complete consecutive fiscal quarters (treated for this purpose as a single accounting period) following the date hereof or, if less than two complete fiscal quarters have elapsed since the date hereof, the complete fiscal quarter which has elapsed since the date hereof to be less than 1.3 to 1; and

        (b) The Company will not permit the Interest Coverage Ratio for any period of two complete consecutive fiscal quarters (treated for this purpose as a single accounting period) following the date hereof or, if less than two complete fiscal quarters have elapsed since the date hereof, the complete fiscal quarter which has elapsed since the date hereof to be less than 2.0 to 1.

        9.11 Working Capital. The Company will not permit the current assets of the Company and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) to be equal to or less than the current liabilities of the Company and its Consolidated Subsidiaries (so determined). For purposes hereof, the terms "current assets" and "current liabilities" shall have the respective meanings assigned to them by GAAP, provided that in any event there shall be (i) included in current assets the aggregate amount of the unused A Commitments (but only to the extent such unused Commitments could then be utilized as provided in Section 7.02 hereof), (ii) excluded from current liabilities all Indebtedness hereunder and (iii) excluded from current liabilities all Non-Recourse Debt.

        9.12 Lines of Business. The Company will not, and will not permit any of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than the business of the acquisition, exploration, development, production, processing, marketing, gathering and sale of hydrocarbons.

        9.13 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not, and will not permit any Restricted Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of any of the Company and its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) any of the Company and its Restricted Subsidiaries may enter into transactions with Affiliates (other than extensions of credit to Affiliates) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Restricted Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate.

        9.14 Use of Proceeds. The Borrowers will use the proceeds of (i) the A Loans hereunder and will use Letters of Credit solely for general working capital purposes and general corporate purposes and (ii) the B Loans for the acquisition or development of Proved Reserves (in compliance with all applicable legal and regulatory requirements); provided that neither the Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

        9.15 Certain Obligations Respecting Subsidiaries. The Company will, and will cause each of its Restricted Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Company and each of its Restricted Subsidiaries at all times own (subject only to the Lien of the Pledge Agreement) at least the same percentage of the issued and outstanding shares of each class of stock of each of such Restricted Subsidiaries the stock of which is subject to the Lien of the Pledge Agreement as is owned on the date hereof or, in the case of New Wholly-Owned Subsidiaries created or acquired after the date hereof, the stock of which are required to be subject to the Lien of the Pledge Agreement, 100% of each class of stock of each of such Subsidiaries (each of the Subsidiaries referred to above being herein called, a "Pledged Subsidiary"). Without limiting the generality of the foregoing, none of the Company and its Restricted Subsidiaries will sell, transfer or otherwise dispose of any shares of stock in any Pledged Subsidiary owned by it, nor permit any Pledged Subsidiary to issue any shares of stock of any class whatsoever to any Person (other than to the Company or another Obligor). In the event that any such additional shares of stock are issued by any Pledged Subsidiary, the respective Obligor agrees forthwith to deliver to the Agent pursuant to the Pledge Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and shall take such other action as the Agent shall request to perfect the security interest created therein pursuant to the Pledge Agreement. The Company will not and will not permit any of its Restricted Subsidiaries to enter into any indenture, agreement, instrument or other arrangement (other than the Indenture included in the Senior Subordinated Debt Documents as initially in effect) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness of the Company and its Restricted Subsidiaries, the granting of Liens (other than Liens on Properties securing Non-Recourse Debt), the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

        9.16 Additional Borrowers and Subsidiary Guarantors. The Company will take such action, and will cause each of its Subsidiaries to take such action, including without limitation the action specified below in this Section 9.16 from time to time as shall be necessary to ensure that (i) each of such Subsidiaries (other than Unrestricted Subsidiaries and Forest I Development Company) with Tangible Net Worth of more than 5% of the Tangible Net Worth of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP is a Subsidiary Borrower hereunder and (ii) all Subsidiaries that Guarantee the Company's obligations in respect of the Senior Subordinated Indebtedness are Subsidiary Guarantors and in each case, thereby, "Obligors" hereunder. Each Subsidiary of the Company that is required to become a Subsidiary Borrower after the date hereof shall execute such instruments and agreements, in form and substance satisfactory to, and as required by, the Agent to acknowledge that such Subsidiary has all of the rights and obligations of a Borrower under this Agreement. Each Subsidiary of the Company that is required to become a Subsidiary Guarantor after the date hereof shall execute such instruments and agreements, in form and substance satisfactory to, and as required by, the Agent to acknowledge that such Subsidiary has all of the obligations of a Subsidiary Guarantor pursuant to this Agreement.

        9.17 Modifications and Payments of Subordinated Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, (a) agree to any amendment, supplement or other modification of any of the Senior Subordinated Debt Documents or any other documents providing for or evidencing any Subordinated Indebtedness or (b) pay, prepay, redeem, retire, purchase or otherwise acquire for value, or defease, any Subordinated Indebtedness except for (subject to the subordination provisions relating thereto) regularly scheduled payments of principal thereof and interest thereon or regularly scheduled redemptions thereof on the respective dates on which such payments or redemptions are required to be made; provided that the Company may (if no Default has occurred and is continuing or will result therefrom) (i) apply 30% of the net cash proceeds received by the Company from any Person other than a Subsidiary of the Company as a result of the issuance or sale of Capital Stock of the Company (other than Disqualified Capital Stock) to prepay, redeem or retire any Subordinated Indebtedness and (ii) refinance such Senior Subordinated Debt provided that (w) the subordination provisions for such Indebtedness remain unchanged; (x) the interest rate applicable to such Indebtedness is not increased; (y) the final maturity of such Indebtedness is not accelerated and
(z) the covenants and other provisions thereof are not modified in any respect determined by the Majority Banks to be materially adverse to the Company or the Banks.

        9.18 Property Schedule. The Company will, within 60 days after the date hereof and on each anniversary of the date hereof, deliver to the Agent a schedule, certified by a senior officer of the Company, in form and substance satisfactory to the Agent, of each of the Mortgaged Properties, which schedule shall indicate (a) the gross and net working interests (before and after payout) of each such Property, (b) the status (before or after payout) of such working interests, (c) the value of each such Property as determined by either the most recent report of the Independent Petroleum Engineer, if any, or by the Company, as the case may be, (d) a description of each such Property and (e) title and mortgage recordation information for each such Property.

        9.19 Asset Valuation. The Borrowers will, within 60 days after the acquisition of any Hydrocarbon Properties or any Investment permitted pursuant to Section 9.08(e) hereof, which acquisition or Investment required, or will require B Loans to be borrowed, deliver to the Agent a usage report setting forth the value of the assets acquired (a "Usage Report"), in form and substance satisfactory to the Agent, which usage report shall indicate that additional Proved Reserves with a Present Value of Reserves equal to the aggregate principal amount of such B Loans have been added to the Mortgaged Properties.

        9.20 Changes to Production Payments. The Company will not, and will not permit any Material Subsidiary to voluntarily change, agree or consent to any change in the delivery or payment schedule of any Production Payment or similar agreement without the prior written consent of the Majority Banks.

        9.21 Reinvestment of Net Available Proceeds of Unrestricted Properties. The Company will, and will cause each of its Subsidiaries, within 365 days after the receipt of the Net Available Proceeds from the sale, conveyance, transfer or other disposition of any Unrestricted Property, to reinvest no less than 90% of such Net Available Proceeds in Hydrocarbon Properties, either through a purchase of Hydrocarbon Properties or the establishment or acquisition of a New Wholly-Owned Subsidiary and (x) within 45 days of such purchase or acquisition provide the Agent with a description of such Hydrocarbon Properties, in form and substance satisfactory to the Agent, and (y) as soon as reasonably practicable, subject such Hydrocarbon Properties to the Lien of the Mortgage.

          9.22 Unrestricted Subsidiaries.  The Company:

          (a) will cause the management, business and affairs of each of the Company and its Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Company and its respective Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from the Company and the Restricted Subsidiaries;

          (b) will not, and will not permit any of the Restricted Subsidiaries to, incur, assume, Guarantee or be or become liable for any Indebtedness or other obligations of any of the Unrestricted Subsidiaries; and

          (c) will not permit any Unrestricted Subsidiary to hold any capital stock of or other ownership interest in, or any Indebtedness of, any Restricted Subsidiary.

          Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

          (a) The Borrowers shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of or interest on any Loan or any Reimbursement Obligation, any fee or any other amount payable by it hereunder or under any other Basic Document; or
       (b) The Company or any of its Material Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $500,000 or more, or in the payment when due of $100,000 or more under any Interest Rate Protection Agreement; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest
     Rate Protection Agreement to be liquidated; or

       (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by any Obligor, or any certificate furnished to any Bank or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

       (d) The Company shall default in the performance of any of its obligations under any of Sections 9.01(g), 9.05, 9.06, 9.07, 9.08, 9.09,
     9.10, 9.11, 9.12, 9.14, 9.15 or 9.17 hereof or any Obligor shall default in the performance of any of its obligations under Section 4.02 or 5.02 of the Security Agreement; or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Basic
     Document and such default shall continue unremedied for a period of 30 days after notice thereof to the Company by the Agent or any Bank (through the Agent); or

       (e) The Company or any of its Material Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

       (f) The Company or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Material Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer(s) has or have admitted liability in respect of the full amount of such judgment(s) in excess of $1,000,000 and in respect of which the Majority Banks believe such insurer(s) has or have the financial ability to satisfy the full amount of such judgment(s)) shall be rendered by a one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Material Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An event or condition specified in Section 9.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the determination of the Majority Banks, a Material Adverse Effect; or

          (j) Any Governmental Authority shall assert claims against the Company or any of its Subsidiaries, or any other Person shall commence any proceeding against the Company or any of its Subsidiaries before any court, administrative tribunal or other body having jurisdiction over the Company or any of its Subsidiaries, in either such case based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Company or any of its Subsidiaries or Affiliates, or any predecessor in interest of the Company or any of its Subsidiaries or Affiliates, or relating to any site or facility owned, operated or leased by the Company or any of its Subsidiaries or Affiliates, which claims or liabilities (insofar as they are payable by the Company or any of its Subsidiaries but after deducting any portion thereof which is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor), and the amount thereof is, singly or in the aggregate, reasonably anticipated to have a Material Adverse Effect and such claim is not withdrawn or such proceeding is not withdrawn or dismissed, as the case may be, within 45 days after the assertion or commencement thereof, as applicable; or

          (k) A Change of Control; or

          (l) Except for expiration in accordance with its terms, any of the Security Documents shall be terminated or shall cease to be in full force and effect, for whatever reason;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Agent may and, upon request of the Majority Banks, shall, by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

          In addition, upon the occurrence and during the continuance of any Event of Default (if the Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder and under the Notes to be due and payable), the Borrowers jointly and severally agree that they shall, if requested by the Agent or the Majority Banks through the Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to the Company, forthwith, without any demand or the taking of any other action by the Agent or such Banks) provide cover for the Letter of Credit Liabilities by paying to the Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.


          Section 11. The Agent.

          11.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any collateral security provided for by any of the Security Documents, or of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein, or for any failure by the Borrowers or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of the Borrowers to such assignment or transfer (to the extent provided in Section 12.06(b) hereof).

          11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          11.03 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on Loans, Reimbursement Obligations or of commitment fees) unless the Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

          11.04 Rights as a Bank. With respect to its Commitment and the Loans made by it, Chase (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Agent, and Chase and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

          11.05 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed under Sections 12.03 and 12.07 hereof, but without limiting the obligations of the Company under said Sections 12.03 and 12.07, and including in any event any payments under any indemnity that the Agent is required to issue to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Banks (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments or, if no Loans, Reimbursement Obligations or Commitments are at the time outstanding or in effect, ratably in accordance with their respective Commitments as most recently in effect), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrowers are obligated to pay under Sections 12.03 and 12.07 hereof, and including also any payments under any indemnity that the Agent is required to issue to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          11.06 Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their Affiliates) that may come into the possession of the Agent or any of its affiliates.

          11.07 Failure to Act. Except for action expressly required of the Agent hereunder and under the other Basic Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, that shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resigna tion or removal hereunder as Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          11.09 Consents Under Other Basic Documents. The Agent may, with the prior consent of the Majority Banks (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents other than this Agreement, provided that, without the prior consent of each Bank, the Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Basic Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Basic Document), except that no such consent shall be required, and the Agent is hereby authorized, to release any Lien covering Property which is the subject of a disposition of Property permitted hereunder or to which the Majority Banks have consented.

          11.10 Collateral Sub-Agents. Each Bank by its execution and delivery of this Agreement agrees, as contemplated by Section 4.03 of the Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such Bank, and such Bank shall hold such Permitted Investments as a collateral sub-agent for the Agent thereunder. The Company by its execution and delivery of this Agreement hereby consents to the foregoing.

          Section 12. Miscellaneous.

          12.01 Waiver. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this

Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.


          12.02 Notices. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of the Company, in the case of any Subsidiary Borrower or any Subsidiary Guarantor); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          12.03 Expenses. The Borrowers hereby jointly and severally agree to pay or reimburse each of the Banks and the Agent for paying: (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of (i) Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase and (ii) each of the special counsel to the Banks set forth in Section 7.01(l) hereof), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extensions of credit hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents; (b) all reasonable out-of-pocket costs and expenses of the Banks and the Agent (including, without limitation, reasonable counsels' fees) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether or note consummated), or the obligations of the Borrowers hereunder and (ii) the enforcement of this Section 12.03 or Section 12.07; and
(c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein.

          12.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Obligors, the Agent and the Majority Banks, or by the Obligors and the Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Agent acting with the consent of the Majority Banks;

provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks whose rights or interests are affected thereby: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on the Loans, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the terms of this Section 12.04 or (vii) modify the definition of the term "Majority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, any modification or supplement of this Agreement that increases any of the obligations or reduces or impairs any of the rights of, or otherwise adversely affects the interests of, the Agent or the Issuing Bank under this Agreement or any of the other Basic Documents shall require the consent of the Agent or the Issuing Bank (as the case may be).

          Anything in this Agreement to the contrary notwithstanding, if:

          (x) at a time when the conditions precedent set forth in Section 7 hereof to any Loans or other extension of credit hereunder are, in the opinion of the Majority A Banks or the Majority B Banks, as the case may be, satisfied, any Bank shall fail to fulfill its obligations to make the Loan to be made by it; or

          (y) any A Bank shall fail to pay to the Agent for the account of the Issuing Bank the amount of such Bank's A Commitment Percentage of the A Commitments of any payment under a Letter of Credit pursuant to Section 2.04(e) hereof, then, for so long as such failure shall continue, such Bank shall (unless the Majority A Banks or Majority B Banks, as the case may be, determined as if such Bank were not a "Bank" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement or any of the other Basic Documents (including, without limitation, under this Section 12.04 and under Section 11.10 hereof) to have no Loans, Letter of Credit Liabilities or Commitments, shall not be treated as a "Bank" hereunder when performing the computation of Majority A Banks or Majority B Banks, as the case may be, and shall have no rights under the preceding paragraph of this Section 12.04 or under Section 11.10 hereof; provided that any action taken by the other Banks with respect to the matters referred to in clause (a) of the preceding paragraph shall not be effective as against such Bank.

          12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.06 Assignments and Participations.

          (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of the Majority Banks and the Agent.

          (b) Each Bank may assign any of its Loans, its Note, its Commitment, and its Letter of Credit Interest (but only with the consent of, in the case of an outstanding Commitment, the Company and the Agent and, in the case of a Commitment or a Letter of Credit Interest, the Issuing Bank (which consent, in the case of the Company, shall not be unreasonably withheld)); provided that (i) no such consent by the Company or the Agent or the Issuing Bank, if applicable, shall be required in the case of any assignment to another Bank; (ii) any such partial assignment shall be in an amount at least equal to $3,000,000; (iii) each such assignment by a Bank of any of its A Loans, A Notes, A Commitments or Letter of Credit Interests shall be made in such manner so that the same portion of its A Loans, A Notes, A Commitments and Letter of Credit Interests is assigned to the respective assignee; and (iv) each such assignment by a Bank of its B Loans, B Notes or B Commitments shall be made in such manner so that the same proportion of its B Loans, B Notes or B Commitments is assigned to the respective assignee. Upon execution and delivery by the assignee to Company, the Agent and the Issuing Bank of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the Commitments, Loans, and, if applicable, Letter of Credit Interests specified in such instrument, and upon the consent thereto by the Company, the Agent and the Issuing Bank, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company, the Agent and the Issuing Bank), the obligations, rights and benefits of a Bank hereunder holding the Commitments, Loans and, if applicable, Letter of Credit Interests (or portions thereof) assigned to it (in addition to the Commitments, Loans and Letter of Credit Interests, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitments (or portion thereof) so assigned. Upon each such assignment the assigning Bank shall pay the Agent an assignment fee of $50,000.

          (c) Each Bank may sell or agree to sell to one or more other Persons a participation in not more than 75% of its rights and obligations under this Agreement (including, without limitation, not more than 75% of its Commitment and the Loans and/or Letter of Credit Interest held by it), in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provisions of Section 9.01(h) hereof with respect to its participation in such Loans, Letter of Credit Interests and Commitments as if (and the Borrowers shall be directly obligated to such Participant under such provisions as if) such Participant were a "Bank" for purposes of said Section, but, except as otherwise provided in
Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Borrowers to any Bank under Section 5 hereof in respect of Loans, Letter of Credit Interests held by it, and its Commitments, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitment, and as if such Bank were funding each of such Loans, Letter of Credit Interests and Commitments in the same way that it is funding the portion of such Loans, Letter of Credit Interests and Commitments in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to any of the following (to the extent the rights or interest of the Participant are adversely affected thereby): (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Bank's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant,
(iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Borrowers to prepay the related Loans or (vi) consent to any other modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 11.09 or 12.04 hereof, requires the consent of each Bank.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, including, without limitation,
Section 12.06(c) hereof, any Bank may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

          (e) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12(b) hereof.

          (f) Anything in this Section 12.06 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Borrowers or any of their Affiliates or Subsidiaries without the prior written consent of each Bank.

          12.07 Indemnification. The Borrowers hereby jointly and severally agree (i) to indemnify the Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Bank, whether or not the Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) and (ii) not to assert any claim against the Agent, any Bank, any of their affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Basic Document; provided that the Borrowers may enforce the obligations, if applicable, of the Banks hereunder. Without limiting the generality of the foregoing, the Borrowers will (x) indemnify the Agent for any payments that the Agent is required to make under any indemnity issued to any bank referred to in
Section 4.02 of the Security Agreement to which remittances in respect to Accounts, as defined therein, are to be made and (y) indemnify the Agent and each Bank from, and hold the Agent and each Bank harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials from any such site or facility, including any such Release or threatened Release which shall occur during any period when the Agent or any Bank shall be in possession of any such site or facility following the exercise by the Agent or any Bank of any of its rights and remedies hereunder or under any of the Security Documents.

          12.08 Survival. The obligations of the Borrowers under Sections 5.01, 5.05, 5.06, 5.07, 12.03 and 12.07 hereof and the obligations of the Banks under Section 11.05 hereof shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          12.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          12.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          12.11 Waiver of Jury Trial. EACH OF THE OBLIGORS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          12.12 Treatment of Certain Information.

          (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and the Company, subject to Section 12.12(b) hereof, hereby authorizes each Bank to share any information delivered to such Bank by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate.

          (b) Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied by the Company or any of its Subsidiaries pursuant to this Agreement which is identified by such Person as being confidential at the time the same is delivered to such Bank or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank, (v) in connection with any litigation to which any one or more of the Banks or the Agent is a party, (vi) to a subsidiary or affiliate of such Bank as provided in clause (a) above (provided that neither the Agent nor any Bank shall disclose any non-public information delivered by the Company or any of its Subsidiaries pursuant to this Agreement to any subsidiary or affiliate of the Agent or any such Bank, as the case may be, which is generally engaged in the securities business other than in connection with (x) Commodity Hedging Agreements or Interest Rate Protection Agreements permitted pursuant to
Section 9.07(h) hereof or (y) the syndication or participation of the Commitments, Loans or Letter of Credit Interests under this Agreement, without the prior written consent of the Company) or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit G hereto.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              FOREST OIL CORPORATION


                              By_________________________
                                 Title: President


                              Address for Notices:

                              1500 Colorado National Building
                              950 17th Street
                              Denver, Colorado 80202

                              Attention: Kenton Scroggs

                              Telecopier No.: (303) 592-2414
                              Telephone No.: (303) 592-2602




                                   BANKS

                              THE CHASE MANHATTAN BANK
                              (NATIONAL ASSOCIATION)
A Commitment $10,000,000
B Commitment $25,000,000

                              By_________________________
                                Title: Managing Director

                              Lending Office for all Loans:
                                The Chase Manhattan Bank
                                 (National Association)
                                1 Chase Manhattan Plaza
                                3rd Floor
                                New York, New York 10081

                              Address for Notices:
                                The Chase Manhattan Bank
                                 (National Association)
                                1 Chase Manhattan Plaza
                                3rd Floor
                                New York, New York 10081

                              Attention: Patricia Quinn

                              Telecopier No.: (212) 552-1687
                              Telephone No.: (212) 552-4753

                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                as Agent

                              By_________________________
                                 Title: Managing Director

                              Address for Notices to
                                Chase as Agent:

                                The Chase Manhattan Bank
                                  (National Association)
                                2 Chase Manhattan Plaza
                                4th Floor
                                New York, New York 10081

                              Attention: New York Agency

                              Telex No.:         6720516
                                         (Ans. Bk. CMBNYAUW)
                              Telecopier No.:     (212) 553-9570
                              Telephone No.:      (212) 552-9013



================================================================================
                           SCHEDULE I



CHASE LOAN AGREEMENT                     SECTION 8.12(a)

SCHEDULE 1       PART A: INDEBTEDNESS            AS OF 10-31-93 AS OF 11-30-93

1.  CONVEYANCE OF PRODUCTION PAYMENT              27,465,503.17
DATED 1/31/92WITH STRAKE JESUIT COLLEGE
PREPARATORY, INC TO PURCHASE PRODUCING
PROPERTIES WHICH ARE HELD IN FOREST I
DEVELOPMENT COMPANY.  DISCOUNTED FOR
FINANCIAL ACCOUNTING AND REPORTING PURPOSES.

2.  AMENDED AND RESTATED (CONSOLIDATED)           61,063,802.75
CONVEYANCE OF PRODUCTION PAYMENT DATED
NOVEMBER 1, 1993 WITH CACTUS III (ENRON).
DATED NOVEMBER 1, 1993

FIELDS DEDICATED TO THE PAYMENT ARE
SOUTH TIMBALIER 245, HIGH ISLAND A20,
HIGH ISLAND 116, WEST CAMERON 241, WEST
DELTA 97/98, EUGENE ISLAND 325/326, EUGENE
ISLAND 273, SHIP SHOAL 276,SHIP SHOAL 277,
MCALLEN RANCH, BRAZOS 491, EAST CAMERON 109,
GALVESTON 223, WEST CAMERON 285, GALVESTON
ISLAND 418, MATAGORDA ISLAND 682/670, EUGENE
ISLAND 255, HIGH ISLAND 4L, AND SHIP SHOAL 58.

3.  PRINCIPAL AMOUNT OF 11 1/4% SENIOR           100,000,000.00
SUBORDINATED NOTES DUE SEPTEMBER 1, 2003.

4.  5 1/2% CONVERTIBLE SUBORDINATED DEBENTURES     7,479,000.00   7,173,310.00
DUE FEBRUARY 1, 1994.

5.  KN ENERGY LUMP SUM ADVANCE PAYMENT TO FOC      3,026,438.00

DUE 4TH QUARTER 1995.

6.  9% NOTES PAYABLE TO TRANSCO DUE JULY 8, 1997   2,000,000.00

7.  LEASE CE16 WITH COMDISCO FOR MISCELLANEOUS       834,880.95
COMPUTER AND DATA COMMUNICATIONS EQUIPMENT;
TERMINATES SEPT. '94 LEASE CE17 WITH COMDISCO
FOR CONSULTING SERVICES FOR THE AS400 CONVERSION;
TERMINATES JUNE '95

8.  LIABILITY TO EMPLOYEES AND RETIREES UNDER      5,867,502.40
INCENTIVE BONUS PLANS, RETIREMENT PLANS AND
AGREEMENTS DEFERRED COMPENSATION PLANS.

9.  LIABILITIES RECORDED WITH REPECT TO OIL        5,753,287.66
AND NATURAL GAS SALES CONTRACT DISPUTES AND
SETTLEMENTS.  ULTIMATE OUTCOME IS DEPENDENT UPON
LITIGATION OR NEGOTIATION.

10.  INSURANCE-RELATED LOANS-PREMIUM FINANCING       446,537.40

11.  EMPLOYEE HOME PURCHASED BY FOC HAS A MONTHLY    146,606.00
PAYMENT of $1370.77 FOR 22 YEARS.

12.  LETTER OF CREDIT AGREEMENT WITH CHASE,        1,000,000.00
MANHATTAN, LETTER OF CREDIT/ADVICE NO. P0636710
BENEFICIARY: SEABOARD SURETY COMPANY RENEWABLE
ANNUALLY EACH AUGUST.  SUPPORTS BONDING
REQUIREMENTS FOR OPERATIONS.

13.  CURRENT SWAP CONTRACT AGREEMENTS WITH ENRON
RISK MANAGEMENT SERVICES AND A.I.G.

ERMS: TOTAL VOLUME OF 940,543 MMBtus @1.8250,
        NOV '93 THROUGH DEC '94
      TOTAL VOLUME OF 610,000 MMBtus @1.9500,
        NOV '93 THROUGH DEC '93
      TOTAL VOLUME OF 1,498,543 MMBtus @2.0275,
        NOV '93 THROUGH DEC '94
      TOTAL VOLUME OF 1,825,000 MMBtus @2.3000,
        JAN '94 THROUGH DEC '94
      TOTAL VOLUME OF 302,125 MMBtus @2.2550,
        JAN '95 THROUGH SEP '95
      TOTAL VOLUME OF 40,000 BBL @20.8500,
        NOV '93 THROUGH DEC '93

A.I.G.: TOTAL VOLUME OF 40,000 BBL @19.70,
          NOV '93 THROUGH DEC '93
        TOTAL VOLUME OF 40,000 BBL @20.00,
          NOV '93 THROUGH DEC '93
         (ABOVE CONTRACT ONLY PAYABLE IF PRICE
           GREATER THAN $20.00)
        TOTAL VOLUME OF 1,825,000 MMBtus @1.9450,
          JAN '94 THROUGH DEC '94



================================================================================

CHASE LOAN AGREEMENT                     SECTION 8.12(b)

SCHEDULE 1         PART B:  LIENS


1. CONVEYANCE OF PRODUCTION PAYMENT WITH CACTUS III (ENRON) DATED NOVEMBER 1,
1993

FIELDS DEDICATED TO THE PAYMENT ARE SOUTH TIMBALIER 245, HIGH ISLAND A20, HIGH ISLAND 116, WEST CAMERON 241, WEST DELTA 97/98, EUGENE ISLAND 325/326, EUGENE ISLAND 273, SHIP SHOAL 276,SHIP SHOAL 277, MCALLEN RANCH, BRAZOS 491, EAST CAMERON 109, GALVESTON 223, WEST CAMERON 285, GALVESTON ISLAND 418, MATAGORDA ISLAND 682/670, EUGENE ISLAND 255, HIGH ISLAND 4L, AND SHIP SHOAL 58.

2. COMDISCO LEASE CE16 SECURED BY LEASED EQUIPMENT UNTIL FULL PAYOFF OF LEASE. (PURCHASE OPTION HAS BEEN EXERCISED).

3. FIRST FEDERAL SAVINGS & LOAN MORTGAGE LENDER ON PROPERTY LOCATED AT 1506 DIANE DRIVE, SULPHUR, LOUISIANA. REFERENCED PROPERTY WAS AN EMPLOYEE HOME PURCHASED BY FOC.

4.  TEXAS STATE TAX LIEN DATED JUNE 13, 1990 IN THE AMOUNT OF $3,606,846.34



================================================================================
                           SCHEDULE II




                                EXHIBIT

                     To that certain Credit Agreement
                       dated as of December 2, 1993
                     between Forest Oil Corporation
                    and Chase Manhattan Bank as Agent


                        Disclosure Statement

1. Jeffery Douget v. Transco Corporation, et al. including Forest Oil Corporation. Case No. H-93-976, USDC Southern District, Texas.

2. Jerry B. Hodgen, et al. v. Forest Oil Corporation, To: Forest Oil Corporation. Case Number 92-0635, USDC Western District of LA.

3.   Gary B. Lewter v. Kilgore Marine, Inc. et al. including Forest Oil
     Corp.

4.   Michael Scott Mire v. Forest Oil Corporation.

5. World Hospitality, Ltd., Inc. v. Texas Commerce Bank, et al., U.S. District Court for the Southern District of Texas, Houston Division, Case No. H-87-228, filed 10/22/87.

6. Jefferson Davis County Board of Education et al vs. Amerada Hess Corporation, et al; Summons directed to Forest Oil Corporation. Civil Action No. 92-48.

7.   Ignacio B. Vergara, et al vs. Forest Oil Corporation.

8. National Union Fire Insurance Company of Pittsburgh, PA, vs. Wil McOil Corporation, et al, including Forest Oil Company.

9.   State of Texas Natural Gas Production Tax claim on UTTCO & Valero
     Settlements.

10.  Inquiry by EPA on discharge of fluids reporting OCS.

*11. MMS letter dated September 29, 1989 pertaining to application of NGPL Valuation Paper and cost based manufacturing allowance (time frame involved - October, 1980 - February, 1988; relates to all OCS leases MMS Docket 90-0386-OCS). Also reference Phillips Petroleum Company v. Nick L. Kelly et al., United States District Court - Northern District of Texas, Dallas Division, Civil Action No. 3-89-CV-1707-H (consolidated with 3-89-CV-2393-H, 3-89-CV-
     2727-H and 3-89-CV-2751-H).

*12. MMS letter dated April 6, 1993 asserting West Delta Block 97 royalty payment volume reporting discrepancies between data reported to Production Accounting and Auditing System and Auditing and Financial System.

*13. Consent Decree, United States v. ARCO Oil and Gas Company, EPA
     Docket No. VI-89-1001, Civil Action No. 3-93-CV0408-T, Department of Justice Ref. Case No. 90-5-1-13353, dated March 2, 1993.

                  *       These items are listed to provide
                          complete and accurate disclosure;
                          however Seller is indemnified on
                          these items by ARCO pursuant to
                          Section 11.3(c) of the ARCO Purchase
                          Agreement






================================================================================






                                   EXHIBIT

                       To that certain Credit Agreement
                         dated as of December 2, 1993
                        between Forest Oil Corporation
                      and Chase Manhattan Bank as Agent


                           Environmental Matters

             1) The Company has been advised by the EPA that the EPA believes the Company to be a potentially responsible party (a "PRP")
for the cleanup of two adjacent oilfield waste disposal facilities near Abbeville, Louisiana. The Company intends to settle its involvement in the near future in one of the sites for an insignificant amount. In this site the Company was one of over 300 companies notified by the EPA of PRP status. With regard to the other site, there have been substantial remediation activities performed and undertaken by other PRP's and the Company is waiting for further EPA test results as to whether any more remediation by other PRP's will be required. The site is currently owned by a subsidiary of Dow Chemical Corporation. The Company does not believe that any liability at either of these two sites would materially adversely affect the financial condition of the Company.

          2) Three barrels of naturally occurring radioactive material are stored at Sunrise Supply's storage facility in Louisiana.




================================================================================

                              PART A - SCHEDULE III

                             Forest Oil Corporation
                                  Subsidiaries
                             _______________________



                                   Jurisdiction                   Holder of               Percentage
                                       Where                      Ownership                   of
Name                                 Organized                    Interests                Ownership
- ----                               ------------                   ---------               ----------

Forest Oil of Canada Ltd.          Alberta, Canada          Forest Oil Corporation              100%
Forest Canada I                    Alberta, Canada          Forest Oil Corporation               99%
  Development Ltd                                           H. D. Wyman                           1%
Forest Oil of Turkey, Ltd          Delaware                 Forest Oil Corporation              100%
Forest Pipeline Company(1)         Delaware                 Forest Oil Corporation              100%
Forest Merger Corporation          Delaware                 Forest Oil Corporation              100%
Forest I Development Company       Delaware                 Forest Oil Corporation              100%
Oklatex Corporation                Texas                    Forest I Development                100%
                                                            Company
Forest Marketing                   Nevada                   Forest Oil Corporation              100%
  Corporation(2)
Forest Management Inc.(2)          Nevada                   Forest Oil Corporation              100%
____________________

(1) This corporation was formed for the purpose of the operation of two pipelines in the Gulf of Mexico.
(2) In the process of being dissolved.


______________________________________________________________________

CHASE LOAN AGREEMENT                     SECTION 8.14(b)

SCHEDULE III   PART B: INVESTMENTS              AS OF 10-31-93  AS OF 11-30-93

1.  INVESTED CASH BALANCES - PREDOMINATELY       23,650,750.63

2.  EMPLOYEE ACCOUNTS RECEIVABLE AND              1,582,853.11
INVESTMENT IN HOMES HELD FOR RESALE

3.  INVESTMENTS IN SECURITIES - INSIGNIFICANT        34,629.03
HOLDINGS IN VARIOUS PUBLICLY HELD OIL AND GAS
COMPANIES

4.  CASH SURRENDER VALUE OF EXECUTIVE LIFE        1,736,706.00
INSURANCE POLICIES

5.  INVESTMENT IN AND ADVANCES TO AFFILIATE      16,225,948.35
- - CANEAGLE RESOURCES CORPORATION

6.  INVESTMENT IN CANADIAN PENSION ASSETS IN        773,653.02
EXCESS OF RELATED PLAN LIABILITY

7.  SWAP AGREEMENTS WITH ENRON RISK MANAGEMENT
AND A.I.G

ERMS: TOTAL VOLUME OF 940,543 MMBtus @1.8250,
        NOV '93 THROUGH DEC '94
      TOTAL VOLUME OF 610,000 MMBtus @1.9500,
        NOV '93 THROUGH DEC '93
      TOTAL VOLUME OF 1,498,543 MMBtus @2.0275,
        NOV '93 THROUGH DEC '94
      TOTAL VOLUME OF 1,825,000 MMBtus @2.3000,
        JAN '94 THROUGH DEC '94
      TOTAL VOLUME OF 302,125 MMBtus @2.2550,
        JAN '95 THROUGH SEP '95
      TOTAL VOLUME OF 40,000 BBL @20.8500,
        NOV '93 THROUGH DEC '93

A.I.G.: TOTAL VOLUME OF 40,000 BBL @19.70,
          NOV '93 THROUGH DEC '93
        TOTAL VOLUME OF 40,000 BBL @20.00,
          NOV '93 THROUGH DEC '93
         (ABOVE CONTRACT ONLY PAYABLE IF
           PRICE GREATER THAN $20.00)
        TOTAL VOLUME OF 1,825,000 MMBtus
          @1.9450, JAN '94 THROUGH DEC '94

                                          --------------------
                                                 44,004,540.14

================================================================================
                                                 SCHEDULE IV

                   Indebtedness to be Repaid


================================================================================


                                                            SCHEDULE V

SCHEDULE V (page 1)


                        AVERAGE        AVERAGE
                       WEIGHTED       WEIGHTED
FIELD NAME              FOC WI         FOC NRI      PROPERTY #        COUNTY                   STATE
- ----------              -------        -------      ----------        ----------------         ----------

  OFFSHORE LOUISIANA
  ------------------

Ship Shoal 246             0.0%           2.8%         62019          Federal Offshore         Louisiana
Ship Shoal 271             0.0%           5.3%         62019          Federal Offshore         Louisiana
Vermilion 161              0.0%           1.3%         62011          Federal Offshore         Louisiana
Vermilion 313              0.0%           2.7%         62015          Federal Offshore         Louisiana

  ONSHORE LOUISIANA
  -----------------

Larose                     0.0%           0.0%         80005                Lafourche          Louisiana
West Ridge                 0.0%           0.1%         61000                Lafayette          Louisiana

  WYOMING
  -------

Arch Unit                 34.8%          26.0%         56023               Sweetwater          Wyoming
Carbanera Dome             0.0%           0.0%         53009                  Natrona          Wyoming
Dennell Draw               0.0%           0.0%         77004                 Campbell          Wyoming

  ONSHORE TEXAS
  -------------

Block 9                    8.8%           7.7%         44003                  Andrews          Texas
Cobb                       0.0%           6.9%         63001                    Pecos          Texas
Moore-Hooper               4.2%           3.4%         70021                   Loving          Texas
Old Buzzard               30.0%          19.5%         70013                   Goliad          Texas
Prentice                   0.0%           0.0%         45001                   Yoakum          Texas
Quitman                    5.6%           4.4%         10054                     Wood          Texas
San Miguel                 0.0%           0.0%         47003                 McMullen          Texas
South Breedlove            0.0%           8.6%         49006                   Martin          Texas



SCHEDULE V (page 2)

                        AVERAGE        AVERAGE
                       WEIGHTED       WEIGHTED
FIELD NAME              FOC WI         FOC NRI      PROPERTY #        COUNTY                   STATE
- ----------              -------        -------      ----------        ----------------         ----------


  OFFSHORE TEXAS
  --------------



Brazos 338                 0.0%           0.0%         92197           State Offshore          Texas
Galveston 210              0.0%           2.5%         92201         Federal Offshore          Texas
Galveston 322              0.0%          10.0%         92221         Federal Offshore          Texas
Mat. Isl. 558/559          0.0%           5.0%         92232         Federal Offshore          Texas

     OKLAHOMA
     --------

Bartlesville               0.0%          12.5%         71006               Washington          Oklahoma
North Libby                5.2%           4.2%         82040                  Washita          Oklahoma
S. Cheyene                42.5%          33.4%         79005              Roger Mills          Oklahoma

     MISSISSIPPI
     -----------

Oak Grove                  3.1%           2.5%         67047                  Simpson          Mississippi
Warbucks                   0.0%           0.0%         85119                    Adams          Mississippi

     MISCELLANEOUS
     -------------

Minor Properties           0.0%           1.8%
ORRI (Multi)               0.0%           1.2%



================================================================================
                                                                     EXHIBIT A-1

                              [Form of A Loan Note]



                                PROMISSORY NOTE


$_______________                                        December __, 1993
                                                       New York, New York


          FOR VALUE RECEIVED, FOREST OIL CORPORATION, a New York corporation (the "Company") [and ____________ (the "Subsidiary Borrowers", and together with the Company, the "Borrowers")]1, hereby promise to pay to __________________ (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the A Loans made by the Bank to the [Company]2[Borrowers]1 under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such A Loan, at such office, in like money and funds, for the period commencing on the date of such A Loan until such A Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each A Loan made by the Bank to the [Company]2[Borrowers]1, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the [Company]2[Borrowers]1 to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the A Loans made by the Bank.

          This Note is one of the Notes referred to in the Credit Agreement dated as of December 2, 1993 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, [the Subsidiary Borrowers,]1[the Subsidiaries of the Company identified on the signature pages thereof under the caption "SUBSIDIARY GUARANTORS",]3 the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, and evidences A Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

          Except as permitted by Section 12.06(b) of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                             FOREST OIL CORPORATION


                                             By_________________________
                                               Title:


                                             [SUBSIDIARY BORROWERS

                                             [NAME]


                                             By_________________________]1
                                               Title:

____________________

1   Insert only if there are one or more Subsidiary Borrowers.
2   Insert if there are no Subsidiary Borrowers.
3   Insert only if there are one or more Subsidiary Guarantors.

================================================================================


                               SCHEDULE OF A LOANS


This Note evidences A Loans made, Continued or Converted under the within-described Credit Agreement to the [Company]2[Borrowers]1, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:


                                             Amount
  Date      Prin-                             Paid,
  Made,    cipal                  Duration   Prepaid,  Unpaid
Continued  Amount  Type              of     Continued  Prin-
   or        of     of   Interest Interest     or      cipal   Notation
Converted  A Loan  A Loan   Rate    Period  Converted  Amount   Made by
_________  ______  ______ _______ ________  _________  ______  ________








================================================================================
                                                       EXHIBIT A-2

                         [Form of B Loan Note]




                           PROMISSORY NOTE


$_______________                             December __, 1993
                                            New York, New York

          FOR VALUE RECEIVED, FOREST OIL CORPORATION, a New York corporation (the "Company") [and ____________ (the "Subsidiary Borrowers", and together with the Company, the "Borrowers")]1, hereby promise to pay to __________________ (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the B Loans made by the Bank to the [Company]4[Borrowers]5 under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such B
Loan, at such office, in like money and funds, for the period commencing on the date of such B Loan until such B Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each B Loan made by the Bank to the [Company]2[Borrowers]1, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the [Company]2[Borrowers]1 to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the B Loans made by the Bank.

          This Note is one of the Notes referred to in the Credit Agreement dated as of December 2, 1993 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, [the Subsidiary Borrowers,]1[the Subsidiaries of the Company identified on the signature pages thereof under the caption "SUBSIDIARY GUARANTORS",]6 the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, and evidences B Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

          Except as permitted by Section 12.06(b) of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                             FOREST OIL CORPORATION


                                             By_________________________
                                               Title:


                                             [SUBSIDIARY BORROWERS

                                             [NAME]


                                             By_________________________]1
                                               Title:

____________________

1   Insert only if there are one or more Subsidiary Borrowers.
2   Insert if there are no Subsidiary Borrowers.
3   Insert only if there are one or more Subsidiary Guarantors.


================================================================================


                               SCHEDULE OF B LOANS


          This Note evidences B Loans made, Continued or Converted under the within-described Credit Agreement to the [Company]2[Borrowers]1, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:




                                             Amount
  Date      Prin-                             Paid,
  Made,    cipal                  Duration   Prepaid,  Unpaid
Continued  Amount  Type              of     Continued  Prin-
   or        of     of   Interest Interest     or      cipal  Notation
Converted  B Loan  B Loan   Rate    Period  Converted  Amount  Made by
_________  ______  ______ _______ ________  _________  ______ ________







================================================================================

                                                                     EXHIBIT B

                          [Form of Security Agreement]



                              [Exhibit 4.5 to 10-K]


================================================================================

                                                                     EXHIBIT C

                   [Form of Opinion of Daniel McNamara, Esq.]



                                        December __, 1993

To the Banks party to the
Credit Agreement referred to
below and The Chase
Manhattan Bank (National
Association), as Agent

     Re: Credit Agreement among Forest Oil Corporation, each bank which is a signatory thereto and The Chase Manhattan Bank (National Association), as Agent

Ladies and Gentlemen:

          I have acted as counsel to Forest Oil Corporation (the "Company") in connection with the Credit Agreement (the "Credit Agreement") dated as of December 2, 1993, between the Company, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, providing for extensions of credit to be made by said lenders to the Company in an aggregate amount not exceeding $50,000,000. Terms defined in the Credit Agreement are used herein as defined therein.

          In rendering the opinion expressed below, I have examined the originals or conformed copies of such corporate records, agreements and instruments of the Obligors, certificates of public officials and of officers of the Obligors, and such other documents and records, and such matters of law, as I have deemed appropriate as a basis for the opinions hereinafter expressed.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York has the necessary corporate power to make and perform the Credit Agreement and the Notes and the other Basic Documents and to borrow under the Credit Agreement. Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the respective state indicated opposite its name in Schedule III to the Credit Agreement. The Company is duly qualified to transact business in the States of Colorado, Louisiana, Oklahoma, Texas and Wyoming and, to my knowledge, the Company is duly qualified to transact business in such other jurisdictions, and the Subsidiaries of the Company are duly qualified to transact business in all such jurisdictions, where failure so to qualify would have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries.

          2. The making and performance by the Company of the Credit Agreement and the other Basic Documents including the Notes and the borrowings by the Company under the Credit Agreement have been duly authorized by all necessary corporate action, and do not and will not violate any provision of law or regulation or any provision of the charter or by-laws of the Company or any Subsidiary of the Company or result in the breach of, or constitute a default or require any consent under, or (except for the Liens created pursuant to the Security Documents) result in the creation of any Lien upon any of the Properties, revenues or assets of the Company or any Subsidiary of the Company pursuant to any indenture or other agreement or instrument to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company or its Properties may be bound.

          3. The Credit Agreement and the Security Agreement constitute, and the Notes when executed and delivered for value will constitute, legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and
     (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that no opinion is expressed as to Section 4.07(c) of the Credit Agreement.

          I express no opinion as to (i) whether a Federal or state court outside of the State of New York would give effect to the choice of New York law provided for in the Credit Agreement and the Notes and in the other Basic Documents, (ii) the second sentence of Section 12.10 of the Credit Agreement, insofar as such sentences relate to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement or the Notes or (iii) the waiver of inconvenient forum set forth in Section
     12.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York. I also wish to point out that the obligations of the Company under the Security Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Security Agreement, provided that such limitations do not, in my opinion, make the remedies and procedures which will be afforded to the Agent and the Banks inadequate for the practical realization of the substantive benefits purported to be provided to the Agent and the Banks by the Security Agreement. Finally, I wish to point out that provisions of the Basic Documents which permit the Agent or any Bank to take action or make determinations, or to benefit from indemnities and similar undertakings of the Company, may be subject to a requirement that such action be taken or such determinations be made, and that any action or inaction by the Agent or any Bank which may give rise to a request for payment under such an undertaking be taken or not taken, on a reasonable basis and in good faith.

          4. There are no legal or arbitral proceedings, and no proceedings by or before any governmental or regulatory authority or agency, pending or (to my knowledge) threatened against or affecting the Company or any of its Subsidiaries, or any Properties or rights of any of the Company or any of its Subsidiaries, which, if adversely determined, would have a Material Adverse Effect.

          5. No authorizations, consents, approvals, licenses, filings or registrations with, any governmental or regulatory authority or agency are required in connection with the execution, delivery or performance by the Company of the Basic Documents, except the filings and recordings of Liens to be created pursuant to the Security Documents.

          6. The Security Agreement is effective to create, in favor of the Agent for the benefit of the Banks thereunder, a valid security interest (to the extent that Article 9 of the Uniform Commercial Code is applicable thereto) in the right, title and interest of the Company in the Collateral (as defined in the Security Agreement), as collateral security for the payment of the Secured Obligations (as so defined), except that the security interest in Collateral in which the Company acquires rights after the commencement of a case against it under the Bankruptcy Code will be limited by Section 552 of the Bankruptcy Code. By virtue of the filings described in Annex 1 attached hereto, all such security interests which can be perfected by a Uniform Commercial Code filing in the United States of America will have been, upon such filings being completed, so perfected. I express no opinion as to the right, title or interest of the Company in any of the Collateral.

                                        Very truly yours,








================================================================================
                                                                       EXHIBIT D

                  [Form of Opinion of Special Counsel to Chase]



                                                   December __, 1993

To the Banks party to the
Credit Agreement referred to
below and The Chase
Manhattan Bank
(National Association), as Agent

Ladies and Gentlemen:

          We have acted as special New York counsel to The Chase Manhattan Bank (National Association) in connection with: (i) the Credit Agreement dated as of December 2, 1993 (the "Credit Agreement") between Forest Oil Corporation (the "Company"), the Banks identified in the Credit Agreement (the"Banks") and The Chase Manhattan Bank (National Association), as the Agent and (ii) the Security Agreement dated as of December 2, 1993 (the "Security Agreement") given by the Company in favor of the Agent for the benefit of the Banks. All capitalized terms defined in the Credit Agreement are used with the same meanings, unless otherwise defined, in this opinion letter.

          In rendering the opinions expressed below, we have examined (a) the Credit Agreement, the Notes, and the Security Agreement (collectively, the "Loan Documents") and (b) such corporate records of the Company and such other documents as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Loan Documents and certificates of appropriate representatives of the Company.

          In rendering the opinions expressed below, we have assumed that all of the documents referred to in this opinion have been duly authorized by, have been or (in the case of the Notes) will be duly executed and delivered by, and (except, to the extent set forth below, as to the Company) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents, that all signatories to such documents have been duly authorized and that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

          (i) The Credit Agreement constitutes, and the Notes when duly executed and delivered for value will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of such Loan Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

          (ii) The Security Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Security Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. The Security Agreement is effective to create, in favor of the Agent for the benefit of the Banks thereunder, a valid security interest (to the extent that Article 9 of the relevant Uniform Commercial Code is applicable thereto) in the right, title and interest of the Company in the Collateral (as defined in the Security Agreement) as collateral security for the payment of the Secured Obligations (as so defined), except that the security interest in Collateral in which the Company acquires rights after the commencement of a case against it under the Bankruptcy Code will be limited by Section 552 of the Bankruptcy Code. We express no opinion as to the right, title or interest of the Company in any of the Collateral, or as to the perfection or priority of such security interest. We wish to point out that the enforceability of the obligations of the Company under the Security Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Security Agreement, provided that such limitations do not, in our opinion, make the remedies and procedures which will be afforded to the Agent and the Banks inadequate for the practical realization of the substantive benefits purported to be provided to the Agent and the Banks by the Security Agreement.

          The foregoing opinions are also subject to the following comments and qualifications:

          (a) The enforceability of Sections 12.03 and 12.07 of the Credit Agreement and Section 6.03 of the Security Agreement may be limited by laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws.

          (b) The enforceability of provisions in the Loan Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (c) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than New York) that limits the interest, fees or other charges it may impose, (ii) Section 4.07(c) of the Credit Agreement, (iii) the second sentence of Section 12.10 of the Credit Agreement and insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Loan Documents and (iv) the waiver of inconvenient forum set forth in Section 12.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.

          The foregoing opinions are limited to matters involving the Federal laws of the United States and the laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

          This opinion letter is provided to you by us as your special counsel pursuant to Section 7.01(d) of the Credit Agreement and may not be relied upon by any other person or for any purpose other than in connection with the transactions contemplated by the Loan Documents without our prior written consent in each instance.

                                        Very truly yours,


[PDR/RMG]


================================================================================
                                                                       EXHIBIT E


                               [Form of Mortgage]

                              [Exhibit 4.6 to 10-K]

================================================================================
                                                                       EXHIBIT F
                                                                              to
                                                                Credit Agreement


                           [Form of Pledge Agreement]

                                PLEDGE AGREEMENT

          PLEDGE AGREEMENT dated as of ________ __, 199_ between FOREST OIL CORPORATION, a corporation duly organized and validly existing under the laws of the State of New York (the "Company"); each of the Subsidiaries of the Company identified under the captions "SUBSIDIARY PLEDGORS" on the signature pages hereof (individually, a "Subsidiary Pledgor" and, collectively, the "Subsidiary Pledgors" and, together with the Company, the "Pledgors"); and THE CHASE MANHATTAN

BANK (NATIONAL ASSOCIATION), as agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").

          The Company, certain Subsidiaries of the Company, certain lenders and the Agent are parties to a Credit Agreement dated as of December 2, 1993 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Company in an aggregate principal or face amount not exceeding $50,000,000.

          To induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

          Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

          "Collateral" shall have the meaning ascribed thereto in Section 3 hereof.

          "Collateral Account" shall have the meaning ascribed thereto in
Section 4.01 hereof.

          "Issuers" shall mean, collectively, the respective corporations identified beneath the names of the Pledgors on Annex 1 hereto under the caption "Issuer".

          "Pledged Stock" shall have the meaning ascribed thereto in Section 3(a) hereof.

          "Secured Obligations" shall mean, collectively, (a) the principal of and interest on the Loans made by the Banks to, and the Note(s) held by each Bank of, the Company and the Subsidiary Borrowers and all other amounts from time to time owing to the Banks or the Agent by the Pledgors under the Basic Documents including, without limitation, all Reimbursement Obligations and interest thereon, (b) all obligations of the Subsidiary Guarantors under the Credit Agreement and the other Basic Documents and (c) all obligations of the Pledgors to the Banks and the Agent hereunder.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

     Section 2. Representations and Warranties. Each

Pledgor represents and warrants to the Banks and the Agent that:

          (a) Such Pledgor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 9.06 of the Credit Agreement and except for the pledge and security interest in favor of the Agent for the benefit of the Banks created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Collateral.

          (b) The Pledged Stock represented by the certificates identified under the name of such Pledgor in Annex 1 hereto is, and all other Pledged Stock in which such Pledgor shall hereafter grant a security interest pursuant to
     Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement).

          (c) The Pledged Stock represented by the certificates identified under the name of such Pledgor in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by such Pledgor on the date hereof (whether or not registered in the name of such Pledgor) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.


          Section 3. The Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Pledgor hereby pledges and grants to the Agent, for the benefit of the Banks as hereinafter provided, a security interest in all of such Pledgor's right, title and interest in the following property, whether now owned by such Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

          (a) the shares of [common/preferred] stock of the Issuers represented by the certificates identified in Annex 1 hereto under the name of such Pledgor and all other shares of capital stock of whatever class of the Issuers, now or hereafter owned by such Pledgor, in each case together with the certificates evidencing the same (collectively, the "Pledged Stock");

          (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

          (c) without affecting the obligations of such Pledgor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is such Pledgor itself) formed by or resulting from such consolidation or merger;

          (d) the balance from time to time in the Collateral Account; and

          (e) all proceeds of and to any of the property of such Pledgor described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by any Pledgor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

          Section 4. Cash Proceeds of Collateral.

          4.01 Collateral Account. There is hereby established with the Agent a cash collateral account (the "Collateral Account") in the name and under the control of the Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Agent pursuant hereto and into which the Pledgors may from time to time deposit any additional amounts that any of them wishes to pledge to the Agent for the benefit of the Banks as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the respective Pledgor as such Pledgor through the Company shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Banks as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein. In addition to the foregoing, each Pledgor agrees that if the proceeds of any Collateral hereunder shall be received by it, such Pledgor shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Pledgor for and as the property of the Agent and shall not be commingled with any other funds or property of such Pledgor.

          4.02 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the respective Pledgor through the Company (or, after the occurrence and during the continuance of a Default, the Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Banks as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section
5.09 hereof and (ii) if requested by the respective Pledgor through the Company, such Permitted Investments may be held in the name and under the control of one or more of the Banks (and in that connection each Bank, pursuant to Section
11.10 of the Credit Agreement) has agreed that such Permitted Investments shall be held by such Bank as a collateral sub-agent for the Agent hereunder).

          4.03 Cover for Letter of Credit Liabilities. Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Section 2.10(e) and Section 10 thereof shall be held by the Agent in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

          Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Pledgors hereby jointly and severally agree with each Bank and the Agent as follows:

          5.01 Delivery and Other Perfection. Each Pledgor shall:

          (a) if any of the shares, securities, moneys or property required to be pledged by such Pledgor under clauses (a), (b) and (c) of Section 3 hereof are received by such Pledgor, forthwith either (x) transfer and deliver to the Agent such shares or securities so received by such Pledgor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

          (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to the respective Pledgor copies of any notices and communications received by it with respect to the Collateral pledged by such Pledgor hereunder);

          (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

          (d) permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at such Pledgor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Pledgor with respect to the Collateral, all in such manner as the Agent may require.

          5.02 Other Financing Statements and Liens. Except as otherwise permitted under Section 9.06 of the Credit Agreement, without the prior written consent of the Agent (granted with the authorization of the Banks as specified in Section 11.09 of the Credit Agreement), no Pledgor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of the Banks.

          5.03 Preservation of Rights. The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          5.04 Collateral.

          (1) The Pledgors will cause the Collateral to constitute at all times [100%] of the total number of shares of each class of capital stock of each Issuer then outstanding.

          (2) So long as no Event of Default shall have occurred and be continuing, the Pledgors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Pledgors jointly and severally agree that they will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Agent shall execute and deliver to the Pledgors or cause to be executed and delivered to the Pledgors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(2).

          (3) Unless and until an Event of Default has occurred and is continuing, the Pledgors shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

          (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Agent or any Bank exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Agent and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, the Pledgors jointly and severally agree to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of the Pledgors (except to the extent theretofore applied to the Secured Obligations), be returned by the Agent to the Pledgors.

          5.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

     (a) the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and each Pledgor agrees to take all such action as may be appropriate to give effect to such right);

     (b) the Agent in its discretion may, in its name or in the name of the Pledgors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

     (c) the Agent may, upon ten business days' prior written notice to the Pledgors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Agent, the Banks or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Agent or any Bank or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgors, any such demand, notice and right or equity being hereby expressly waived and released. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
5.05 shall be applied in accordance with Section 5.09 hereof.

     The Pledgors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

     5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Pledgors shall remain liable for any deficiency.

     5.07 Removals, Etc. Without at least 30 days' prior written notice to the Agent, no Pledgor shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath the signature of the Company to the Credit Agreement or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

     5.08 Private Sale. The Agent and the Banks shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. Each Pledgor hereby waives any claims against the Agent or any Bank arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

     5.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 5.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under Section 4 hereof or this Section 5, shall be applied by the Agent:

     First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Agent in connection therewith;

     Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Banks holding the same may otherwise agree; and

     Finally, to the payment to the respective Pledgor, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "Letter of Credit Liabilities Sub-Account" of the Collateral Account pursuant to Section 4.03 hereof shall be applied first to the Letter of Credit Liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.09.

     As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgors or any issuer of or obligor on any of the Collateral.

     5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Agent is hereby appointed the attorney-in-fact of each Pledgor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

     5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Pledgor shall deliver to the Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

     5.12 Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Banks under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Pledgor.

     5.13 Further Assurances. Each Pledgor agrees that, from time to time upon the written request of the Agent, such Pledgor will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.


     Section 6. Miscellaneous.

     6.01 No Waiver. No failure on the part of the Agent or any Bank to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Bank of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

     6.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 12.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said
Section 12.02.

     6.03 Expenses. The Pledgors jointly and severally agree to reimburse each of the Banks and the Agent for all reasonable costs and expenses of the Banks and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Agent of any obligations of the Pledgors in respect of the Collateral that the Pledgors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and
(z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

     6.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Pledgor and the

Agent (with the consent of the Banks as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Agent and each Bank, each holder of any of the Secured Obligations and each Pledgor.

     6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Pledgor, the Agent, the Banks and each holder of any of the Secured Obligations (provided, however, that no Pledgor shall assign or transfer its rights hereunder without the prior written consent of the Agent).

     6.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     6.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     6.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

     6.09 Agents and Attorneys-in-Fact. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

     6.10 Inconsistent Provisions. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Credit Agreement, the provisions set forth in the Credit Agreement shall control.

     6.11 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible and
(ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.


                              FOREST OIL CORPORATION



                              By _________________________
                                 Title:

                      SUBSIDIARY PLEDGORS


                              [SUBSIDIARY PLEDGOR]



                              By ________________________
                                 Title:


                              [SUBSIDIARY PLEDGOR]



                              By ________________________
                                 Title:


                              [SUBSIDIARY PLEDGOR]



                              By ________________________
                                 Title:



                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                as Agent



                              By _________________________
                                 Title:

=====================================================================

                                                     ANNEX 1

                         PLEDGED STOCK

                   [See Section 2(b) and (c)]

[Complete for each Pledgor:]


[NAME OF PLEDGOR]

          Certificate    Registered
Issuer        Nos.          Owner       Number of Shares

[Issuer #1] __________   __________     _______ shares of
               [common/preferred]
               stock, [no] par
               value [$________]

[Issuer #2] __________   __________     _______ shares of
               [common/preferred]
               stock, [no] par
               value [$________]

[Issuer #3] __________   __________     _______ shares of
               [common/preferred]
               stock, [no] par
               value [$________]




======================================================================
                                                   EXHIBIT G

              [Form of Confidentiality Agreement]



                   CONFIDENTIALITY AGREEMENT


                                             [Date]


[Insert Name and
  Address of Prospective
  Participant or Assignee]



          Re:  Credit  Agreement dated as of December 2,1993
               (the "Credit Agreement"), between Forest  Oil
               Corporation (the "Company") the lenders named therein and The Chase Manhattan Bank
               (National Association), as Agent.

Dear Ladies and Gentlemen:

          As a Bank party to the Credit Agreement, we have agreed with the Company pursuant to Section 12.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

          As provided in said Section 12.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)][assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

         Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank, (v) in connection with any litigation to which you or any one or more of the Banks or the Agent are a party, (vi) to a subsidiary or affiliate of yours as provided in
Section 12.12(a) of the Credit Agreement (provided that you shall not disclose any non-public information delivered pursuant to this Confidentiality Agreement to any subsidiary of your which is generally engaged in securities business other than in connection with (x) commodity Hedging Agreements or Interest Protection Agreements permitted pursuant to Section 9.07(h) of the Credit Agreement or (y) the syndication or participation of the Commitments, Loans or Letter of Credit Interests under the Credit Agreement without the prior written consent of the Company) or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; provided, further, that (x) unless specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to notify the Company of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or (B) pursuant to legal process and (y) that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

     Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                              Very truly yours,


                              [INSERT NAME OF BANK]



                              By_________________________

The foregoing is agreed to
as of the date of this letter.

[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]



By__________________

===============================================================================